                                                  RULE NO. 424(b)(3)
                                                  REGISTRATION NO. 33-99294
                                                                   33-66922
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This prospectus supplement relates to an effective registration statement + +under the Securities Act of 1933, but is not complete and may be changed. + +This prospectus supplement is not an offer to sell these securities and it is + +not soliciting an offer to buy these securities in any state where the offer +
+or sale is not permitted.                                                     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MAY 17, 1999
             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 17, 1999

                                  $761,425,000

                         JOHN DEERE OWNER TRUST 1999-A

                 $167,300,000 Class A-1 % Asset Backed Notes $262,000,000 Class A-2 % Asset Backed Notes $186,000,000 Class A-3 % Asset Backed Notes $146,125,000 Class A-4 % Asset Backed Notes

                      JOHN DEERE RECEIVABLES, INC., SELLER
                    JOHN DEERE CAPITAL CORPORATION, SERVICER

  The notes represent obligations of the Trust only and do not represent obligations of or interests in, and are not guaranteed by, John Deere Receivables, Inc., John Deere Capital Corporation, Deere & Company, any of their affiliates or any other person.

  Investing in the notes involves risks. See "Risk Factors" on page S-8 of this prospectus supplement and on page 12 of the related prospectus.

                                      Underwriting
                                      Discounts and Proceeds to  Final Payment
                                Price  Commissions    Seller          Date
                                ----- ------------- ----------- ----------------
Class A-1 Notes................     %         %            %    June 19, 2000
Class A-2 Notes................     %         %            %    August 15, 2001
Class A-3 Notes................     %         %            %    October 15, 2002
Class A-4 Notes................     %         %            %    October 17, 2005
  Total........................ $         $            $

  Delivery of the notes in book-entry form only will be made on or about May , 1999.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston
     Banc of America Securities LLC
             Chase Securities Inc.
                    Goldman, Sachs & Co.
                          J.P. Morgan & Co.
                                                            Salomon Smith Barney

             The date of this prospectus supplement is May  , 1999

  You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Content of Prospectus Supplement and Prospectus

  We provide information to you about the notes in two separate documents that provide varying levels of detail:

  (A) this prospectus supplement, which describes the specific terms of the notes, and

  (B) the prospectus, which provides general information, some of which may not apply to the notes.

  If the terms of the notes described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement may be used to offer and sell the class A notes and may only be used if accompanied by the prospectus. This prospectus supplement and the prospectus only relate to the class A notes. The certificates and the class B notes are not offered under these documents.

  We include cross-references in this prospectus supplement and the prospectus to captions in these documents where you can find further related discussions. The table of contents on page S-3 of this document provides the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Terms" beginning on page S-34 in this prospectus supplement and under the caption "Index of Terms" beginning on page 44 in the prospectus.

Dealer Prospectus Delivery Obligation

  Until August , 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and a prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                            REPORTS TO NOTEHOLDERS

  Unless and until definitive notes are issued, periodic and annual unaudited reports containing information concerning the receivables will be prepared by the servicer of the receivables and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust will file with the Securities and Exchange Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and as are otherwise agreed to by the Securities and Exchange Commission.

                               TABLE OF CONTENTS

                                     Page
                                     ----
Summary Of Terms.................... S-4
 Offered Securities................. S-4
  Issuer............................ S-4
  Seller............................ S-4
  Servicer.......................... S-4
  Indenture Trustee................. S-4
  Owner Trustee..................... S-4
  Closing Date...................... S-4
  Payment Dates..................... S-4
  Interest Payments................. S-4
  Principal Payments................ S-4
  Final Payment Dates............... S-5
  Optional Redemption............... S-5
  Priority of Payments.............. S-5
  Class B Notes..................... S-5
  Certificates...................... S-5
 Trust Property..................... S-5
  Receivables....................... S-6
 Credit Enhancement................. S-6
  Subordination of Certificates..... S-6
  Subordination of Class B Notes.... S-6
  Reserve Account................... S-6
 Tax Status......................... S-6
 Erisa Considerations............... S-6
 Legal Investment................... S-6
 Rating Of The Securities........... S-7
Risk Factors........................ S-8
  Limited Ability to Resell Notes... S-8
  Seasonality of Cash Flow Will
   Affect Amount of Principal
   Payments......................... S-8
  The Trust's Only Sources of Funds
   Are the Receivables and the
   Reserve Account; Losses on the
   Receivables May Cause Losses on
   the Notes........................ S-8
  Ratings of the Notes May be
   Lowered or Withdrawn, Which Would
   Adversely Affect the Value of the
   Affected Notes................... S-8

                                     Page
                                     ----
  Trust's Relationship to the
   Seller and John Deere Capital
   Corporation; Financial Condition
   of Deere & Company..............   S-9
The Trust..........................  S-10
  General..........................  S-10
  Capitalization of the Trust......  S-10
  The Owner Trustee................  S-11
The Receivables Pool...............  S-11
  Delinquencies; Repossessions and
   Net Losses......................  S-15
Maturity And Prepayment
 Considerations....................  S-16
  Weighted Average Lives...........  S-16
The Seller And The Servicer........  S-20
  John Deere Receivables, Inc......  S-20
  John Deere Capital Corporation...  S-20
Description Of The Notes...........  S-21
  General..........................  S-21
  Payments of Interest.............  S-21
  Payments of Principal............  S-22
Description Of The Transfer And
 Servicing Agreements..............  S-22
  Sale and Assignment of
   Receivables.....................  S-23
  Accounts.........................  S-23
  Servicing Compensation...........  S-23
  Distributions....................  S-23
  Reserve Account..................  S-26
Federal Income Tax Considerations..  S-26
  Tax Classification Of The Trust..  S-27
  Tax Considerations For
   Noteholders.....................  S-27
Certain Iowa Tax Considerations....  S-30
  Notes............................  S-30
  Certificates.....................  S-30
Erisa Considerations...............  S-31
Underwriting.......................  S-32
Legal Opinions.....................  S-33
Index Of Terms.....................  S-34

                                SUMMARY OF TERMS

  The following summary is a short, concise description of the main terms of the notes. For this reason, the summary does not contain all the information that is important to you. You will find a detailed description of the terms of the notes following this summary and in the prospectus.

OFFERED SECURITIES


  Class                           Aggregate
   of                             Principal                                                 Interest
  Notes                             Amount                                                    Rate
----------------------------------------------------------------------------------------------------
   A-1                           $167,300,000                                                    %
   A-2                           $262,000,000                                                    %
   A-3                           $186,000,000                                                    %
   A-4                           $146,125,000                                                    %

  The class A notes will be book-entry securities clearing through The Depository Trust Company (in the United States) or Cedelbank or Euroclear (in Europe) in minimum denominations of $1,000 and integral multiples thereof. See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus.

Issuer

  John Deere Owner Trust 1999-A (the "Trust").

Seller

  John Deere Receivables, Inc. (the "Seller").

Servicer

  John Deere Capital Corporation (the "Servicer").

Indenture Trustee

  The Bank of New York (the "Indenture Trustee").

Owner Trustee

  Bankers Trust (Delaware) (the "Owner Trustee").

Closing Date

  May  , 1999.

Payment Dates

  Payments on the notes will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning June 15, 1999.

Interest Payments

  The interest rate for each class of class A notes is specified above. The interest rate for the class B notes is % per annum. Interest on the A-1 notes and A-2 notes will be calculated on the basis of the actual number of days in the applicable interest period divided by 360. Interest on the A-3 notes, A-4 notes and class B notes will be calculated on the basis of a 360-day year of twelve 30-day months.

Principal Payments

  The amount of principal paid on the notes on each payment date will generally be equal to the reduction in the note value of the receivables during a collection period. The note value of the receivables is the present value of the scheduled payments due on the receivables, discounted at the weighted average interest rate of the receivables as of April 30, 1999 adjusted to reflect a monthly yield. Scheduled principal payments on each payment date will be applied to the A-1 notes until they are paid in full. Unscheduled payments of principal received on the receivables during that time generally will be paid, within certain limitations, on the class B notes described below and the certificates described below. After the A-1 notes have been paid in full, principal payments (including unscheduled payments of principal) on each payment date generally will be allocated between the remaining class A notes, the class B notes and the certificates such that the resulting principal balance of the class B notes does not exceed 4% of the note value of the outstanding receivables and such that the resulting principal balance of the certificates does not exceed 1.50% of the note value of the outstanding receivables after giving effect to such principal payments. The principal payments made on the remaining class A notes will be applied sequentially - i.e., on the A-2 notes until paid in full, then on the A-3 notes until paid in full and then on the A-4 notes until paid in full. See "Description of the Notes" and "Description of the Transfer and Servicing Agreements-- Distributions" for additional detail on some of the calculations described above and for special priority rules that would apply under certain circumstances. A collection period for a payment date is a fiscal month specified in the sale and servicing agreement, which will end prior to that payment date.

Final Payment Dates

  The principal amount of each class of notes, to the extent not previously repaid, will be payable in full on the payment date in the month specified below:

  Class of Notes                                            Final Payment Date
  --------------                                            ------------------
   A-1                                                          June 19, 2000
   A-2                                                        August 15, 2001
   A-3                                                       October 15, 2002
   A-4                                                       October 17, 2005

Optional Redemption

  The Servicer has the right to purchase the remaining receivables on any payment date when the principal balance of the receivables has become equal to or less than 10% of the initial principal balance of the receivables. If the Servicer exercises this right, the notes outstanding at that time will be redeemed in full at a price equal to their unpaid principal balance plus accrued and unpaid interest.

Priority of Payments

  In general, the collections received in respect of the receivables in a collection period and any net investment earnings on the Trust's short-term investments from amounts deposited in the collection account will be applied on the next payment date in the following amounts and the following order of priority:

1. servicing fee to the Servicer;

2. administration fee to the Administrator;

3. interest on the class A notes;

4. interest on the class B notes;

5. principal on the notes;

6. amount, if any, required to be deposited into the reserve account;

7. interest, if any, on the certificates;

8. principal on the certificates; and

9. remaining amounts, if any, to the Seller.

  See "Description of Transfer and Servicing Agreements--Distributions" for additional details, including the amount of principal to be distributed, the sequence of payments of principal on the class A notes and special priority rules that apply under certain circumstances.

Class B Notes

  On the closing date, the Trust will issue class B notes in an aggregate principal amount of $32,230,000 (equal to 4.00% of the initial note value). The Seller will retain the entire principal amount of the class B notes. The class
B notes will bear interest at the rate of   % per annum. No distributions of
interest will be made on the class B notes on a payment date until all amounts of interest payable on the class A notes on that payment date have been paid and no distributions of principal will be made on the class B notes on a payment date until all amounts of principal payable on the class A notes on that payment date have been paid. The class B notes are not being offered hereby.

Certificates

  On the closing date, the Trust will issue certificates in an aggregate principal amount of $12,086,832 (equal to 1.50% of the initial note value). The Seller will retain the entire principal amount of the certificates. The certificates will not bear interest. No distributions will be made on the certificates on a payment date until all amounts payable on the notes on that payment date have been paid. The certificates are not being offered hereby.

TRUST PROPERTY

  The Trust will own only the following property:

  .  receivables and related collections;

  . bank accounts into which those collections are deposited and the short-term investments made from those collections;

  .  security interests in the equipment financed under the receivables;

  .  any proceeds of repossessed equipment; and

  . rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables.

Receivables

  The receivables will consist of agricultural and construction equipment retail installment sale and loan contracts secured by new and used agricultural equipment and construction equipment, the security interests in the equipment financed thereby and the proceeds thereof. On or prior to the Closing Date, the Trust will purchase receivables having an aggregate principal balance plus accrued interest of approximately $810,198,097 as of April 30, 1999.

CREDIT ENHANCEMENT

Subordination of Certificates

  The certificates will represent fractional undivided equity interests in the Trust. The initial principal balance of the certificates will be $12,086,832 (equal to 1.50% of the initial note value). The certificates will serve as credit enhancement for the notes because no distributions will be made on the certificates on a payment date until all amounts payable on the notes on that payment date have been paid.

Subordination of Class B Notes

  The class B notes will serve as credit enhancement for all of the class A notes because they will be subordinated in the following manner:

  . no interest will be paid on the class B notes on any payment date until all of the interest due on the class A notes on such payment date has been paid; and

  . no principal will be paid on the class B notes on any payment date until the principal payable on the class A notes on such payment date has been paid.

Reserve Account

  The Trust will have a reserve account. Funds in the reserve account will be used to cover shortfalls in required payments on the notes.

  . On the Closing Date, $16,114,837 (equal to 2.00% of the initial note value) will be on deposit in the reserve account.

  . As of any payment date, the reserve account will be required to equal the greater of (i) 2.00% of the then outstanding note value at the end of the related collection period and (ii) 1.75% of the initial note value. However, the required reserve fund amount will not be greater than the outstanding principal balance of the notes.

  . On each payment date, any collections on the receivables that remain after all senior payments have been made will be applied, to the extent necessary, to increase the funds in the reserve account to the required amount.

  See "Description of the Transfer and Servicing Agreements--Reserve Account" for a description of the required amount for the reserve account.

TAX STATUS

  In the opinion of Shearman & Sterling, special federal tax counsel for the Trust, the class A notes will be characterized as debt for federal income tax purposes and the Trust will not be characterized as a separate entity that is an association (or a publicly traded partnership) taxable as a corporation. See "Federal Income Tax Considerations" and "Certain Iowa Tax Considerations" in this prospectus supplement for information regarding the application of federal and certain state tax laws to the notes and the Trust.

ERISA CONSIDERATIONS

  Subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus, the class A notes are eligible for purchase by employee benefit plans.

LEGAL INVESTMENT

  The A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

RATING OF THE SECURITIES

  It is a condition to the issuance of the notes that the A-1 notes be rated in the highest short-term rating category and that the A-2 notes, A-3 notes and A-4 notes be rated in the highest long-term rating category, in each case by at least two nationally recognized rating agencies. There can be no assurance that such ratings will not be lowered or withdrawn by a rating agency if, in the opinion of such rating agency, circumstances so warrant. See "Risk Factors--Ratings of the Notes" in this prospectus supplement.

                                 RISK FACTORS

  You should consider the following risk factors and the risk factors in the prospectus under the heading "Risk Factors" in deciding whether to purchase the class A notes.

Limited Ability to Resell      There is currently no secondary market for the
Notes........................  class A notes. The underwriters currently intend to make a market in the notes, but they are not required to do so. A secondary market may not develop. If a secondary market does develop, it may not give you sufficient liquidity to allow you to resell your class A notes when you want to.

Seasonality of Cash Flow
Will Affect Amount of
Principal Payments...........  Payment frequency of the receivables may be monthly, quarterly, semiannually or annually. Agricultural equipment retail installment sale and loan contracts, which represent 49% of the aggregate unpaid principal balance and accrued interest of the receivables as of April 30, 1999, tend to have payment dates which correspond to periods in which farmers have stronger cash flows. As a result, the amounts of cash distributed to noteholders will tend to reflect this seasonality, with higher amounts of principal paid on the payment dates occurring in January, February and December of each year and relatively lower amounts paid on other payment dates.

The Trust's Only Sources of
Funds Are the Receivables
and the Reserve Account;
Losses on the Receivables
May Cause Losses on the
Notes........................
                               The Trust's only sources of funds for making payments on the notes are collections on the receivables and funds in the reserve account. The notes are not guaranteed or otherwise insured by the Seller, the Servicer, Deere & Company, any of their affiliates or any other entity. If losses are incurred on the receivables and the funds in the reserve account are not sufficient to cover the resulting shortfalls in payments due on the notes, the noteholders will incur losses on their notes. If an event of default occurs in respect of the notes, the receivables may be sold to repay the notes. However, the net proceeds of any such sale may not cover the principal and interest due on the notes. In addition, until the final payment date for a class of notes, the amount of principal required to be paid on the notes of that class is limited to the amount available for such payment. Consequently, the failure to pay principal on a class of notes will not be an event of default until the final payment date for that class of notes.

Ratings of the Notes May Be
Lowered or Withdrawn, Which
Would Adversely Affect the
Value of the Affected
Notes........................
                               It is a condition to the issuance of the notes that the A-1 notes be rated in the highest short-term rating category and that the A-2 notes, A-3 notes and A-4 notes be rated in the highest long-term rating category, in each case by at least two nationally recognized rating agencies. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the class A notes address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. If a rating is subsequently lowered or withdrawn, the value of the affected notes would be adversely affected. In such event, no person or entity will be obligated to provide any additional credit enhancement. The rating of the notes is based primarily on the credit quality of the receivables, the subordination provided by the certificates and the class B notes and the availability of funds in the reserve account.

Trust's Relationship to the
Seller and John Deere
Capital Corporation;
Financial Condition of Deere
& Company....................  The notes represent obligations of the Trust only. None of the Seller, the Servicer or Deere & Company is obligated to make payments in respect of the notes or the receivables. If John Deere Capital Corporation were to cease acting as the Servicer, delays in processing payments on the receivables and information in respect thereof could occur and result in delays in payments to the noteholders. In connection with the sale of receivables by John Deere Capital Corporation to the Seller, John Deere Capital Corporation makes representations and warranties with respect to the characteristics of such receivables. In certain circumstances, John Deere Capital Corporation and the Seller are required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus supplement.

                               For additional information regarding Deere &
                               Company and John Deere Capital Corporation, see "The Seller, Deere and the Servicer" in the prospectus. Deere & Company and John Deere Capital Corporation are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission.

                                   THE TRUST

General

  John Deere Owner Trust 1999-A (the "Issuer" or the "Trust") will be a business trust formed under the laws of the State of Delaware pursuant to a trust agreement between the Seller and the Owner Trustee (the "Trust Agreement") for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust, (ii) issuing and making payments on the class A notes (the "Class A Notes") offered hereby, the class B notes (the "Class B Notes" and, together with the Class A Notes, the "Notes") and the certificates evidencing fractional undivided equity interests in the Trust (the "Certificates"), and
(iii) engaging in related activities.

  The Seller will retain the Class B Notes and the Certificates. The proceeds from the initial sale of the Notes will be used by the Trust to purchase the Receivables from the Seller pursuant to the sale and servicing agreement among the Trust, the Seller and the Servicer (the "Sale and Servicing Agreement"). The Servicer will initially service the Receivables pursuant to the Sale and Servicing Agreement, and will be compensated for acting as the Servicer. The Servicer will designate Deere Credit Services, Inc. ("Deere Credit Services"), an indirect wholly-owned subsidiary of Deere & Company, as its agent to service the Receivables (in such capacity, the "Sub-Servicer") at the Servicer's expense. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" herein. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Owner Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the financing statements filed to perfect the security interest in the equipment financed thereby (the "Financed Equipment") or the certificates of title, if applicable, of the Financed Equipment. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Equipment securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

  If the protection provided to the investment of the Noteholders by the availability of funds in the Reserve Account is insufficient, the Trust must rely solely on payments from or on behalf of the obligors (the "Obligors") on the Receivables and the proceeds from the repossession and sale of the Financed Equipment that secures defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Equipment subject to the Receivables, may affect the Trust's ability to realize on the collateral securing those Receivables, and thus may reduce the proceeds available to make payments on the Notes. See "Description of the Transfer and Servicing Agreements-- Distributions" and "--Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

  The Trust's principal offices are in Wilmington, Delaware, in care of Bankers Trust (Delaware), as Owner Trustee, at the address listed below under "--The Owner Trustee" herein.

Capitalization of the Trust

  The following table illustrates the capitalization of the Trust as of the Cutoff Date (as defined below), as if the issuance of the Notes and the Certificates had taken place on such date:

    Class A-1  % Asset Backed Notes............................... $167,300,000
    Class A-2  % Asset Backed Notes...............................  262,000,000
    Class A-3  % Asset Backed Notes...............................  186,000,000
    Class A-4  % Asset Backed Notes...............................  146,125,000
    Class B  % Asset Backed Notes.................................   32,230,000
    Certificates..................................................   12,086,832
                                                                   ------------
      Total....................................................... $805,741,832
                                                                   ============

The Owner Trustee

  Bankers Trust (Delaware) will be the Owner Trustee under the Trust Agreement. Bankers Trust (Delaware) is a banking corporation and its principal offices are located at E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805. The Owner Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. An entity that may become an affiliate of the Owner Trustee is one of a number of banks with which Deere & Company ("Deere") and John Deere Capital Corporation ("JDCC") maintain ordinary banking relationships and from which Deere and JDCC have obtained credit facilities and lines of credit.

                             THE RECEIVABLES POOL

  The receivables described herein (the "Receivables") were purchased by JDCC from the Sales Companies (described below), which either originated the Receivables in the ordinary course of business in connection with retail sales by the dealers (the "Dealers") or, in limited instances, acquired the Receivables from the Dealers in the ordinary course of business. The large majority of the aggregate principal balance of the Receivables represents financing of new and used equipment manufactured or distributed by John Deere. JDCC purchases contracts in accordance with its credit standards that are based upon the buyer's ability to repay the obligation, credit history and the downpayment on the Financed Equipment. The "Sales Companies" include Deere and John Deere Construction Equipment Company. The Seller will purchase the Receivables from JDCC pursuant to a purchase agreement (the "Purchase Agreement") and sell them to the Trust pursuant to the Sale and Servicing Agreement.

  The Receivables were selected from JDCC's portfolio by several criteria, including, as of April 30, 1999 (the "Cutoff Date"), the following: except as described under "Certain Legal Aspects of the Receivables" in the Prospectus, each Receivable was originated in the United States, has an Obligor which is a United States person, has a fixed interest rate (the "APR"), is secured by a perfected first priority security interest in the related Financed Equipment, has a scheduled maturity of not later than May 1, 2005, provides for scheduled payments which fully amortize the amount financed, has an outstanding principal balance of at least $500 and is not more than 89 days past due. As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Servicer or the Sub-Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by JDCC or the Seller to be adverse to Noteholders were used in selecting the Receivables.

  Payment schedules on the Receivables are structured so that customers can make payments in conjunction with their expected cash flows (which, as to agricultural equipment customers, is highly seasonal and crop-related). Each Receivable provides for fixed payments on a monthly, quarterly, semiannual, annual or other basis. Most Receivables relating to agricultural equipment pay on an annual basis and most other Receivables pay on a monthly basis. The fixed payments provided for under each Receivable are sufficient to amortize fully the amount financed and pay finance charges over the original term of the Receivable.

  The composition of the Receivables and the distribution of the Receivables by equipment type, payment frequency, current principal balance plus accrued interest, and the geographic distribution, all as of the Cutoff Date, are set forth in the following tables. For purposes of the data in the following tables only, Aggregate Balances of the Receivables have been calculated as the sum of the principal balances of the Receivables plus accrued interest thereon as of the Cutoff Date. Totals may not add to 100% due to rounding.

                         COMPOSITION OF THE RECEIVABLES

 Weighted Average                                  Weighted
      APR of                                        Average      Weighted Average
    Receivables        Aggregate     Number of  Remaining Term     Original Term      Average Balance
      (Range)           Balance     Receivables     (Range)           (Range)             (Range)
 ----------------   --------------- ----------- ---------------  -----------------    ---------------
      7.920%        $810,198,096.58   25,624       41.08 months       51.34 months        $31,618.72
 (4.87% to 15.08%)                              (3 to 71 months) (12 to 72 months)(1)    ($506.64 to
                                                                                       $2,711,366.62)

--------
(1) Based on scheduled payments and assuming no prepayments.

                     DISTRIBUTION OF THE RECEIVABLES BY APR

                                                                      Percent of
                                           Number of     Aggregate    Aggregate
APR Range                                 Receivables     Balance      Balance
---------                                 ----------- --------------- ----------
 4.00% to 4.99%..........................      212    $  8,386,043.08     1.04%
 5.00% to 5.99%..........................    2,911     108,444,982.03    13.38
 6.00% to 6.99%..........................    5,130     204,413,910.66    25.23
 7.00% to 7.99%..........................    6,550     182,111,177.82    22.48
 8.00% to 8.99%..........................    2,486      82,743,828.37    10.21
 9.00% to 9.99%..........................    2,917     111,021,421.19    13.70
10.00% to 10.99%.........................    2,614      65,411,127.97     8.07
11.00% to 11.99%.........................    2,084      35,476,520.29     4.38
12.00% and above.........................      720      12,189,085.17     1.50
                                            ------    ---------------   ------
  Total..................................   25,624    $810,198,096.58   100.00%
                                            ======    ===============   ======

               DISTRIBUTION OF THE RECEIVABLES BY EQUIPMENT TYPE

                                                                      Percent of
                                           Number of     Aggregate    Aggregate
Type                                      Receivables     Balance      Balance
----                                      ----------- --------------- ----------
Agricultural
  New....................................    8,369    $160,760,600.85    19.84%
  Used...................................    9,194     235,310,283.55    29.04
Construction
  New....................................    5,854     340,441,599.73    42.02
  Used...................................    2,207      73,685,612.45     9.09
                                            ------    ---------------   ------
    Total................................   25,624    $810,198,096.58   100.00%
                                            ======    ===============   ======

             DISTRIBUTION OF THE RECEIVABLES BY PAYMENT FREQUENCY

                                                                      Percent of
                                           Number of     Aggregate    Aggregate
Frequency                                 Receivables     Balance      Balance
---------                                 ----------- --------------- ----------
Annual(1)................................   11,636    $323,970,403.53    39.99%
Semiannual...............................      653      16,503,039.07     2.04
Quarterly................................      186       3,568,888.43     0.44
Monthly..................................   13,149     466,155,765.55    57.54
                                            ------    ---------------   ------
  Total..................................   25,624    $810,198,096.58   100.00%
                                            ======    ===============   ======

--------
(1) Based on aggregate balance, approximately 6.64%, 6.72% and 6.80% of the Receivables have annual scheduled payments within the Collection Period relating to the Payment Dates in January, February and December, respectively.

              DISTRIBUTION OF THE RECEIVABLES BY CURRENT BALANCE

                                                                      Percent of
                                           Number of     Aggregate    Aggregate
Current Balance Range                     Receivables     Balance      Balance
---------------------                     ----------- --------------- ----------
$   500- 10,000                              7,355    $ 41,258,905.97     5.09%
 10,001- 20,000..........................    5,625      80,832,135.97     9.98
 20,001- 30,000..........................    3,179      78,551,046.66     9.70
 30,001- 40,000..........................    2,430      84,461,450.22    10.42
 40,001- 50,000..........................    1,906      85,034,907.18    10.50
 50,001- 75,000..........................    2,866     172,914,304.90    21.34
 75,001-100,000..........................    1,133      97,484,268.74    12.03
100,001-200,000..........................      987     125,926,691.24    15.54
200,001 and above........................      143      43,734,385.70     5.40
                                            ------    ---------------   ------
  Total..................................   25,624    $810,198,096.58   100.00%
                                            ======    ===============   ======

                  GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES

                                                                      Percent of
                                            Number of    Aggregate    Aggregate
State(1)                                   Receivables    Balance      Balance
--------                                   ----------- -------------- ----------
Alabama...................................     616     $16,858,951.35    2.08%
Alaska....................................      16         574,626.93    0.07
Arizona...................................     184       7,797,676.63    0.96
Arkansas..................................     597      20,658,420.37    2.55
California................................     794      30,173,985.63    3.72
Colorado..................................     490      16,001,775.56    1.98
Connecticut...............................     179       6,662,453.49    0.82
Delaware..................................      74       2,317,452.73    0.29
Florida...................................     770      22,089,970.43    2.73
Georgia...................................     955      35,926,470.32    4.43
Hawaii....................................       2          59,327.10    0.01
Idaho.....................................     261       8,518,265.36    1.05
Illinois..................................     853      27,381,089.82    3.38

                                                                      Percent of
                                           Number of     Aggregate    Aggregate
State(1)                                  Receivables     Balance      Balance
--------                                  ----------- --------------- ----------
Indiana..................................      598      19,023,697.95     2.35
Iowa.....................................    1,098      27,965,825.13     3.45
Kansas...................................      759      25,617,204.27     3.16
Kentucky.................................      518      13,593,237.53     1.68
Louisiana................................      479      17,628,058.80     2.18
Maine....................................      182       6,731,660.91     0.83
Maryland.................................      235       6,675,978.60     0.82
Massachusetts............................      234       9,365,100.81     1.16
Michigan.................................      713      23,347,776.51     2.88
Minnesota................................    1,059      30,906,219.53     3.81
Mississippi..............................      513      20,440,555.36     2.52
Missouri.................................      791      21,529,093.64     2.66
Montana..................................      327       9,702,200.87     1.20
Nebraska.................................      650      18,434,646.99     2.28
Nevada...................................       58       2,996,321.56     0.37
New Hampshire............................       89       3,496,016.46     0.43
New Jersey...............................      202       6,805,435.12     0.84
New Mexico...............................      155       6,681,901.89     0.82
New York.................................      545      16,239,950.19     2.00
North Carolina...........................    1,373      38,585,942.44     4.76
North Dakota.............................      348      11,878,872.67     1.47
Ohio.....................................      827      25,935,998.21     3.20
Oklahoma.................................      460      14,789,505.94     1.83
Oregon...................................      727      21,769,293.88     2.69
Pennsylvania.............................      747      15,759,634.56     1.95
Rhode Island.............................       36       1,699,716.65     0.21
South Carolina...........................      343       9,713,576.47     1.20
South Dakota.............................      442      13,419,342.25     1.66
Tennessee................................      562      13,778,067.57     1.70
Texas....................................    1,937      52,568,722.08     6.49
Utah.....................................      182       6,078,680.50     0.75
Vermont..................................      126       4,040,975.65     0.50
Virginia.................................      854      29,253,457.03     3.61
Washington...............................      619      23,233,915.50     2.87
West Virginia............................      358      19,951,878.02     2.46
Wisconsin................................      545      21,796,020.13     2.69
Wyoming..................................      142       3,743,149.19     0.46
                                            ------    ---------------   ------
Total....................................   25,624    $810,198,096.58   100.00%
                                            ======    ===============   ======

--------
(1) Based on billing addresses of Obligors.

Delinquencies; Repossessions and Net Losses

  Set forth below is certain information concerning JDCC's experience in the United States pertaining to delinquencies and repossessions on JDCC's retail agricultural and construction equipment receivables (including variable rate receivables, fixed rate receivables and variable rate receivables that are subject to an interest rate cap arrangement). The division of the Receivables between agricultural and construction equipment differs from the division in JDCC's entire portfolio. Delinquencies, repossessions and net losses on agricultural and construction equipment receivables are affected by economic conditions generally. In addition, delinquencies, repossessions and net losses on agricultural equipment receivables may be affected by commodity market prices, weather conditions such as flood, drought and early frost and the level of farmers' income, while delinquencies, repossessions and net losses on construction equipment receivables may be affected by the level of housing starts and non-residential construction. Generally, when an account becomes 120 days delinquent, accrual of finance income is suspended, the collateral is repossessed or the account is designated for litigation. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                            DELINQUENCY EXPERIENCE

                                             At October 31,                      At January 31,
                              ------------------------------------------------  ------------------
                                1994      1995      1996      1997      1998      1998      1999
                              --------  --------  --------  --------  --------  --------  --------
Number of Contracts:
Gross Portfolio...........     190,912   194,759   197,829   205,202   213,711   206,184   213,860
Period of Delinquency:
 31-59 Days...............       2,285     2,826     2,959     2,541     2,949     4,109     4,299
 60+ Days.................       2,102     2,722     4,178     3,632     3,849     4,548     5,156
                              --------  --------  --------  --------  --------  --------  --------
  Total Delinquencies.....       4,387     5,548     7,137     6,173     6,798     8,657     9,455
                              ========  ========  ========  ========  ========  ========  ========
Total Delinquencies as a
 Percent of Gross
 Portfolio................        2.30%     2.85%     3.61%     3.01%     3.18%     4.20%     4.42%
Face Amount of Contracts(1):                      (Dollars in Millions)
Gross Portfolio...........    $4,114.2  $4,671.6  $4,885.2  $5,291.3  $5,582.2  $5,339.7  $5,581.2
Period of Delinquency:
 31-59 Days...............    $   47.9  $   64.5  $   79.6  $   75.9  $   87.0  $  114.1  $  122.0
 60+ Days.................        39.4      61.7     105.7      86.3     109.5     115.5     145.2
                              --------  --------  --------  --------  --------  --------  --------
  Total Delinquencies.....    $   87.3  $  126.2  $  185.3  $  162.2  $  196.5  $  229.6  $  267.2
                              ========  ========  ========  ========  ========  ========  ========
Total Delinquencies as a
 Percent of Gross
 Portfolio................        2.12%     2.70%     3.79%     3.07%     3.52%     4.30%     4.79%

--------
(1) Face amounts and percentages are based on the gross amount of all unpaid installments scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that continued to be serviced by Deere Credit Services.

                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)

                                                                           Three Months Ended
                                    Year Ended October 31,                     January 31,
                         ------------------------------------------------  --------------------
                           1994      1995      1996      1997      1998     1998(5)    1999(5)
                         --------  --------  --------  --------  --------  ---------  ---------
                                              (Dollars in Millions)
Total Agricultural and
 Construction:
Average Gross Portfolio
 Managed During the
 Period(2).............  $3,892.4  $4,392.9  $4,778.4  $5,088.3  $5,436.7  $ 5,315.5  $ 5,581.7
Repossessions as a
 Percentage of Average
 Gross Portfolio
 Managed(2)............      0.86%     0.65%     0.85%     1.08%     1.08%      0.75%      0.86%
Net Losses as a
 Percentage of Average
 Gross Portfolio
 Managed(3)(4).........      0.15%     0.10%     0.14%     0.27%     0.27%      0.18%      0.27%
Net Losses as a
 Percentage of
 Liquidations(3)(4)....      0.26%     0.17%     0.21%     0.43%     0.43%      0.21%      0.30%

--------
(1) Except as indicated, all amounts and percentages are based on the gross amount of all unpaid installments scheduled to be paid on each contract, including unearned finance and other charges.
(2) Average Gross Portfolio Managed includes agricultural and construction equipment retail notes owned by JDCC, other financial institutions and securitization trusts. All such retail notes are serviced by Deere Credit Services.
(3) Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.
(4) Net Losses are equal to the aggregate net balances of all contracts that are determined to be uncollectible less any recoveries (before giving effect to any recoveries relating to Dealer reserves). Dealer reserves in respect of the Receivables are not available to the Trust.
(5) Rates have been annualized. Annualized rates are not necessarily indicative of experience for the year.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  All of the Receivables are prepayable at any time. Each prepayment will shorten the weighted average life of the Receivables and the weighted average life of the Notes. (For this purpose, the term "prepayments" includes voluntary prepayments, liquidations due to default, as well as receipts of proceeds from insurance policies.) Weighted average life means the average amount of time in which each dollar of principal is repaid. The rate of prepayments on the Receivables may be influenced by a variety of economic, financial, climatic and other factors. The amount of prepayments on agricultural equipment installment sale and loan contracts similar to such Receivables has historically tended to increase during periods in which farmers have strong cash flows. In addition, under certain circumstances, JDCC is obligated to repurchase Receivables pursuant to the Purchase Agreement, the Seller is obligated to repurchase Receivables pursuant to the Sale and Servicing Agreement and the Servicer is obligated pursuant to the Sale and Servicing Agreement to purchase Receivables. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein and "Description of the Transfer and Servicing Agreements--Servicing Procedures" in the Prospectus. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables than is expected by a Noteholder will be borne entirely by such Noteholder. See also "Description of the Notes-- Optional Redemption" herein regarding the Servicer's option to purchase the Receivables when the aggregate principal amount of the Receivables is 10% or less of the aggregate principal balance of the Receivables as of the Cutoff Date. Such purchase would result in the redemption of the Notes that are outstanding.

Weighted Average Lives

  The following information is given solely to illustrate the effect of prepayments of the Receivables on the weighted average life of the Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

  Prepayments on retail installment sale contracts can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is based on a constant prepayment rate ("CPR"). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

  The tables on pages S-17 through S-20 have been prepared on the basis of certain assumptions, including that: (a) all of the Receivables have an APR of 7.920%, (b) the initial Note Value is equal to $805,741,832.82, (c) the Receivables prepay in full at the specified monthly CPR, with no repurchases,
(d) each scheduled payment on the Receivables is made on the last day of each Collection Period, (e) distributions are made on each Payment Date in accordance with the description set forth under "Description of the Transfer and Servicing Agreements--Distributions," (f) the Closing Date is May 27, 1999 and (g) the Servicer exercises its option to purchase the Receivables on the earliest permitted Payment Date. The tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal balance of each class of Notes that is projected to be outstanding after each of the Payment Dates shown at various CPR percentages.

  The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the tables on pages S-17 through S-20. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the Receivables will prepay at a constant CPR until maturity or that all of the Receivables will prepay at the same CPR. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the tables at the various CPRs specified. Any difference between such assumptions and the actual characteristics and performance of the Receivables will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes.

Percentage of Initial Principal Amount of the Notes at Various CPR Percentages

                                             A-1 Notes               A-2 Notes
                                        ----------------------  ----------------------
Payment Date                             0% 13%  15%  17%  19%   0% 13%  15%  17%  19%
------------                            --- ---  ---  ---  ---  --- ---  ---  ---  ---
Closing Date........................... 100 100  100  100  100  100 100  100  100  100
June 1999..............................  92  87   86   85   84  100 100  100  100  100
July 1999..............................  83  74   72   71   69  100 100  100  100  100
August 1999............................  74  61   58   56   54  100 100  100  100  100
September 1999.........................  64  47   44   41   38  100 100  100  100  100
October 1999...........................  54  33   30   26   22  100 100  100  100  100
November 1999..........................  45  21   17   12    8  100 100  100  100  100
December 1999..........................  33   6    1    0    0  100 100  100   98   94
January 2000...........................  16   0    0    0    0  100  92   88   85   82
February 2000..........................   0   0    0    0    0  100  81   77   73   70
March 2000.............................   0   0    0    0    0   94  70   66   62   59
April 2000.............................   0   0    0    0    0   86  60   56   52   48
May 2000...............................   0   0    0    0    0   80  53   49   45   41
June 2000..............................   0   0    0    0    0   74  46   42   38   33
July 2000..............................   0   0    0    0    0   69  40   35   31   26
August 2000............................   0   0    0    0    0   63  33   29   24   19
September 2000.........................   0   0    0    0    0   58  26   22   17   13
October 2000...........................   0   0    0    0    0   52  20   15   10    6
November 2000..........................   0   0    0    0    0   46  14    9    4    0
December 2000..........................   0   0    0    0    0   39   6    2    0    0

                                    A-1 Notes                A-2 Notes
                             ------------------------ ------------------------
Payment Date                  0%   13%  15%  17%  19%  0%   13%  15%  17%  19%
------------                 ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
January 2001................    0    0    0    0    0   30    0    0    0    0
February 2001...............    0    0    0    0    0   21    0    0    0    0
March 2001..................    0    0    0    0    0   12    0    0    0    0
April 2001..................    0    0    0    0    0    4    0    0    0    0
May 2001....................    0    0    0    0    0    0    0    0    0    0
June 2001...................    0    0    0    0    0    0    0    0    0    0
July 2001...................    0    0    0    0    0    0    0    0    0    0
August 2001.................    0    0    0    0    0    0    0    0    0    0
September 2001..............    0    0    0    0    0    0    0    0    0    0
October 2001................    0    0    0    0    0    0    0    0    0    0
November 2001...............    0    0    0    0    0    0    0    0    0    0
December 2001...............    0    0    0    0    0    0    0    0    0    0
January 2002................    0    0    0    0    0    0    0    0    0    0
February 2002...............    0    0    0    0    0    0    0    0    0    0
March 2002..................    0    0    0    0    0    0    0    0    0    0
April 2002..................    0    0    0    0    0    0    0    0    0    0
May 2002....................    0    0    0    0    0    0    0    0    0    0
June 2002...................    0    0    0    0    0    0    0    0    0    0
July 2002...................    0    0    0    0    0    0    0    0    0    0
August 2002.................    0    0    0    0    0    0    0    0    0    0
September 2002..............    0    0    0    0    0    0    0    0    0    0
October 2002................    0    0    0    0    0    0    0    0    0    0
November 2002...............    0    0    0    0    0    0    0    0    0    0
December 2002...............    0    0    0    0    0    0    0    0    0    0
January 2003................    0    0    0    0    0    0    0    0    0    0
February 2003...............    0    0    0    0    0    0    0    0    0    0
March 2003..................    0    0    0    0    0    0    0    0    0    0
April 2003..................    0    0    0    0    0    0    0    0    0    0
May 2003....................    0    0    0    0    0    0    0    0    0    0
Weighted Average Life
 (years)(1)................. 0.43 0.32 0.31 0.29 0.28 1.41 1.08 1.04 1.00 0.96

--------
(1) The weighted average life of an A-1 Note or an A-2 Note is determined by:
    (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such Note.

  This table has been prepared based on the assumptions described on page S-17 (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

 Percentage of Initial Principal Amount of the Notes at Various CPR Percentages

                                    A-3 Notes                A-4 Notes
                             ------------------------ ------------------------
Payment Date                  0%   13%  15%  17%  19%  0%   13%  15%  17%  19%
------------                 ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
Closing Date................  100  100  100  100  100  100  100  100  100  100
June 1999...................  100  100  100  100  100  100  100  100  100  100
July 1999...................  100  100  100  100  100  100  100  100  100  100
August 1999.................  100  100  100  100  100  100  100  100  100  100
September 1999..............  100  100  100  100  100  100  100  100  100  100
October 1999................  100  100  100  100  100  100  100  100  100  100
November 1999...............  100  100  100  100  100  100  100  100  100  100
December 1999...............  100  100  100  100  100  100  100  100  100  100
January 2000................  100  100  100  100  100  100  100  100  100  100
February 2000...............  100  100  100  100  100  100  100  100  100  100
March 2000..................  100  100  100  100  100  100  100  100  100  100
April 2000..................  100  100  100  100  100  100  100  100  100  100
May 2000....................  100  100  100  100  100  100  100  100  100  100
June 2000...................  100  100  100  100  100  100  100  100  100  100
July 2000...................  100  100  100  100  100  100  100  100  100  100
August 2000.................  100  100  100  100  100  100  100  100  100  100
September 2000..............  100  100  100  100  100  100  100  100  100  100
October 2000................  100  100  100  100  100  100  100  100  100  100
November 2000...............  100  100  100  100   99  100  100  100  100  100
December 2000...............  100  100  100   96   89  100  100  100  100  100
January 2001................  100   96   90   83   77  100  100  100  100  100
February 2001...............  100   84   78   71   65  100  100  100  100  100
March 2001..................  100   73   66   60   54  100  100  100  100  100
April 2001..................  100   62   56   50   44  100  100  100  100  100
May 2001....................   98   55   49   43   37  100  100  100  100  100
June 2001...................   92   49   43   37   31  100  100  100  100  100
July 2001...................   86   43   37   31   25  100  100  100  100  100
August 2001.................   79   37   31   25   20  100  100  100  100  100
September 2001..............   73   31   25   19   14  100  100  100  100  100
October 2001................   66   24   19   13    8  100  100  100  100  100
November 2001...............   60   19   14    8    3  100  100  100  100  100
December 2001...............   52   13    8    2    0  100  100  100  100   97
January 2002................   41    4    0    0    0  100  100   99   93   87
February 2002...............   31    0    0    0    0  100   95   89   83   78
March 2002..................   21    0    0    0    0  100   85   80   74   70
April 2002..................   12    0    0    0    0  100   77   72   67   62
May 2002....................    7    0    0    0    0  100   72   67   62   58
June 2002...................    3    0    0    0    0  100   68   63   59   54
July 2002...................    0    0    0    0    0  100   64   59   55    0
August 2002.................    0    0    0    0    0   95   60   56    0    0
September 2002..............    0    0    0    0    0   90   56    0    0    0
October 2002................    0    0    0    0    0   84   52    0    0    0
November 2002...............    0    0    0    0    0   80    0    0    0    0
December 2002...............    0    0    0    0    0   75    0    0    0    0
January 2003................    0    0    0    0    0   65    0    0    0    0
February 2003...............    0    0    0    0    0   56    0    0    0    0
March 2003..................    0    0    0    0    0    0    0    0    0    0
April 2003..................    0    0    0    0    0    0    0    0    0    0
May 2003....................    0    0    0    0    0    0    0    0    0    0
Weighted Average Life
 (years)(1)................. 2.57 2.13 2.06 2.00 1.94 3.67 3.24 3.12 3.05 2.97

--------
(1) The weighted average life of an A-3 Note or an A-4 Note is determined by:
    (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such Note.

  This table has been prepared based on the assumptions described on page S-17 (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                          THE SELLER AND THE SERVICER

John Deere Receivables, Inc.

  Information about the Seller is set forth under "The Seller, Deere and the Servicer" in the Prospectus.

John Deere Capital Corporation

  At January 31, 1999, JDCC and its subsidiaries had 1155 full- and part-time employees. At January 31, 1999, receivables and leases administered by the Company, which includes retail notes sold, were $8.656 billion. Additional information about JDCC is set forth under "The Seller, Deere and the Servicer" in the Prospectus.

  Year 2000 Compliance. Deere has established a global program to address the inability of certain computer and infrastructure systems to process dates in the Year 2000 and later. The major assessment areas include business information systems, mainframe and personal computers, software, the distributed network, the shop floor, facilities systems, Deere's products, product research and development facilities, and the readiness of Deere's suppliers and distribution network. The program includes the following phases: identification and assessment, business criticality analysis, project work prioritization, compliance plan development, remediation and testing, production implementation, and contingency plan development for mission critical systems.

  Deere is on schedule to become Year 2000 ready with its mission critical activities and systems, allowing substantial time for further testing, verification and the final conversion of less important systems. Over 95 percent of Deere's systems (which include the systems of JDCC and Deere Credit Services) identified as being mission critical have been tested and verified as being Year 2000 compliant. Deere's goal remains to have all remaining mission critical and non-mission critical systems compliant by October 31, 1999, and the progress to date makes this goal realistic. Deere has initiated information and infrastructure systems modifications in its effort to ensure that both information technology (IT) and non-IT systems are compliant. Deere is requiring suppliers of new software or equipment and third parties who develop or modify software to provide written certification that their products are Year 2000 compliant and have been tested accordingly. In some instances, Deere is independently testing the software. Deere is also working with suppliers to confirm embedded systems are compliant and perform the necessary testing.

  Deere is assessing the Year 2000 readiness of its product suppliers and dealers, raising awareness among its supply base by sponsoring seminars and developing contingency plans for its mission critical suppliers. Deere has surveyed its major suppliers and is following up as appropriate with risk assessment and prioritization based on mission criticality. Date testing is in process with many suppliers. A survey of Deere's dealers is also in process and readiness progress will be assessed throughout 1999. A dealer communications team has been established to provide dealers with pertinent information, possible areas of investigation and follow-up on dealers' readiness.

  The total cost of the modifications and upgrades to date has not been material and the future costs to become Year 2000 ready are not expected to be material. These costs are expensed as incurred and do not include the cost of scheduled replacement software. Other major systems projects have not been deferred due to the Year 2000 compliance projects.

  Although no assurances can be given as to Deere's readiness, particularly as it relates to third parties, based upon the progress to date, Deere does not expect the consequences of any of its unanticipated or unsuccessful modifications to have a material adverse effect on its financial position or results of operations. However, the failure to correct a material Year 2000 problem could result in the interruption of certain normal business activities and operations. With respect to the servicing of the Receivables, such a failure could affect the Servicer's ability to collect the Receivables and therefore could affect the Trust's ability to make timely payments on the Notes in the amounts required under the Indenture and the Sale and Servicing Agreement.

                           DESCRIPTION OF THE NOTES

General

  The Notes will be issued pursuant to the Indenture. A copy of the Indenture will be filed with the Securities and Exchange Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus. The Bank of New York, a New York banking corporation, will be the Indenture Trustee under the Indenture.

Payments of Interest

  The per annum interest rate (the "Interest Rate") for each class of Notes is as follows:

                                                                   Interest Rate
                                                                    (per annum)
                                                                   -------------
   Class A-1 Notes................................................         %
   Class A-2 Notes................................................         %
   Class A-3 Notes................................................         %
   Class A-4 Notes................................................         %
   Class B Notes..................................................         %

  A "Payment Date" will be the 15th day of each month or, if any such date is not a Business Day, the next succeeding Business Day, commencing June 15, 1999. Interest on the A-1 Notes will also be payable on June 19, 2000 if the A-1 Notes have not been paid in full prior to that time. Interest will accrue from and including the Closing Date or from and including the most recent Payment Date to which interest has been paid to but excluding the current Payment Date. Interest on the A-1 Notes and A-2 Notes will be calculated on the basis of the actual number of days occurring in the period for which such interest is payable divided by 360. Interest on the A-3 Notes, A-4 Notes and Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date together with interest on such amount at the related Interest Rate. Interest payments on the Notes will generally be derived from (i) the Total Distribution Amount remaining after the payment of the Servicing Fee and the Administration Fee and (ii) amounts in the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Account" herein. Interest will not be paid on the Class B Notes on any Payment Date until all interest due on the Class A Notes on that Payment Date has been paid. If the available funds are not sufficient to pay the amount of interest payable on the Class A Notes on any Payment Date, the Class A Noteholders will receive their ratable share (based upon the total amount of interest due on each class of Class A Notes) of the amount available to be distributed in respect of interest on the Class A Notes.

Payments of Principal

  Principal payments will be made to the A-1 Noteholders on each Payment Date in an amount equal to the Note Principal Distributable Amount until the principal balance of the A-1 Notes is reduced to zero. The Note Principal Distributable Amount is described under "Description of the Transfer and Servicing Agreements--Distributions". While the A-1 Notes are outstanding, unscheduled payments of principal on the Receivables will, subject to certain limitations, be paid on the Class B Notes and the Certificates on account of principal. After the A-1 Notes have been paid in full, principal payments will be paid on the remaining Class A Notes, the Class B Notes and the Certificates such that the resulting principal balance of the Class B Notes does not exceed 4% of the Note Value of the outstanding Receivables and the resulting principal balance of the Certificates does not exceed 1.50% of the Note Value of the outstanding Receivables. The principal payments made on the remaining Class A Notes will be applied sequentially--i.e., on the A-2 Notes until all of the A-2 Notes have been paid in full, then on the A-3 Notes until all of the A-3 Notes have been paid in full and then on the A-4 Notes until all of the A-4 Notes have been paid in full. See "Description of the Transfer and Servicing Agreements--Distributions--Payments on the Notes" for additional details on such calculations. Principal will also be payable on the A-1 Notes on June 19, 2000 if the A-1 Notes have not been paid in full prior to such date.

  The principal amount of each class of Notes, to the extent not previously paid, will be payable in full on the Payment Date in the month specified below:

       Class of Notes   Final Payment Date
       --------------   ------------------
         A-1                June 19, 2000
         A-2              August 15, 2001
         A-3             October 15, 2002
         A-4             October 17, 2005

  Following an Event of Default and acceleration of the Notes (or if any class of Notes remains outstanding, on or after the Final Payment Date for that class), principal payments (including such amounts representing any unscheduled principal payments and principal proceeds from the sale of the Receivables in connection with an Event of Default as described in the Prospectus under the heading "Description of Notes--The Indenture--Events of Default; Rights upon Event of Default") will be made ratably to the Class A Noteholders until the principal balance of the Class A Notes is reduced to zero and then to the Class B Noteholder until the principal balance of the Class B Notes is reduced to zero.

  Optional Redemption. The Servicer has the right to purchase the remaining Receivables on a Payment Date when the aggregate principal balance of the Receivables becomes equal to or less than 10% of the aggregate principal balance of the Receivables as of the Cutoff Date. If the Servicer exercises this right, the Notes outstanding at that time will be redeemed in full at a price equal to their unpaid principal balance plus accrued and unpaid interest.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes certain terms of the Sale and Servicing Agreement pursuant to which the Trust is purchasing and the Servicer is undertaking to service, or cause the Sub-Servicer to service, the Receivables; the Purchase Agreement pursuant to which the Seller is purchasing the Receivables; the administration agreement between the Trust and JDCC (the "Administration Agreement") pursuant to which JDCC, as the administrator (the "Administrator"), will undertake certain administrative duties with respect to the Trust; and the Trust Agreement pursuant to which the Trust will be created and the Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). A copy of each of the Transfer and Servicing Agreements will be filed with the Securities and Exchange Commission following the issuance of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Transfer and Servicing Agreements. The following summary supplements and, to the extent inconsistent therewith, replaces the description set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus.

Sale and Assignment of Receivables

  Certain information with respect to the conveyance on the Closing Date of the Receivables from JDCC to the Seller pursuant to the Purchase Agreement and from the Seller to the Trust pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.

Accounts

  In addition to the Accounts referred to in the Prospectus under "Description of Transfer and Servicing Agreements--Accounts", the Servicer will also establish and maintain at the office of the Indenture Trustee the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholder.

Servicing Compensation

  The Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to 1% per annum of the aggregate principal balance of the Receivables as of the first day of such Collection Period. The Servicing Fee will be paid prior to any payment to the Noteholders and prior to payment of the Administration Fee. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" in the Prospectus.

Distributions

  Deposits to Collection Account. By the third business day prior to a Payment Date (each a "Determination Date"), the Servicer will provide (or cause to be provided) to the Indenture Trustee certain information with respect to the related Collection Period, including the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer. A "Collection Period" for a Payment Date is a fiscal month, specified in the Sale and Servicing Agreement, that will end prior to that Payment Date.

  On or before each Payment Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Payment Date shall be the aggregate collections (including any Liquidation Proceeds) in respect of the Receivables during the related Collection Period plus net investment earnings on short-term investments of such collections during such Collection Period. The Total Distribution Amount on any Payment Date shall exclude all payments and proceeds (including Liquidation Proceeds) of (i) any Receivables for which a Purchase Amount has been included in the Total Distribution Amount in a prior Collection Period and (ii) any Liquidated Receivable after the reassignment of such Liquidated Receivable by the Trust to the Seller.

  "Liquidated Receivables" means defaulted Receivables in respect of which the Financed Equipment has been sold or otherwise disposed of and "Liquidation Proceeds" means all proceeds of the Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables.

  Deposits to the Distribution Accounts. On the second business day prior to each Payment Date, the Servicer shall instruct the Indenture Trustee to make deposits and distributions for receipt by the Servicer or Administrator or for deposit in the applicable Trust Account on the following Payment Date.

  Distributions of the Total Distribution Amount shall be made in the following order of priority to the extent of the Total Distribution Amount remaining after application pursuant to the prior clause or clauses:

    (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

    (ii) to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

    (iii) to the Note Distribution Account, accrued and unpaid interest on the Notes;

    (iv) to the Note Distribution Account, the Note Principal Distributable Amount;

    (v) to the Reserve Account, the amount, if any, required to be deposited into the Reserve Account;.

    (vi) to the Certificate Distribution Account, accrued and unpaid interest, if any, on the Certificates;

    (vii) to the Certificate Distribution Account, the Certificate Monthly Principal Distributable Amount; and

    (viii) any remaining amounts to the Trust for distribution to the Seller.

  The "Principal Distributable Amount" for any Payment Date will be the sum of
(i) the Principal Distribution Amount and (ii) the Principal Carryover Shortfall. The "Principal Distribution Amount" for a Payment Date will be equal to the Note Value at the beginning of the related Collection Period less the Note Value at the end of that Collection Period. The "Principal Carryover Shortfall" for a Payment Date will be the excess of (i) the Principal Distributable Amount for the preceding Payment Date over (ii) the amount that was actually deposited into the Note Distribution Account and the Certificate Distribution Account on account of principal on such preceding Payment Date.

  The "Note Principal Distributable Amount" for any Payment Date will be the sum of (i) the Class A Monthly Principal Distributable Amount (defined below) and (ii) the Class B Monthly Principal Distributable Amount (defined below).

  The "Note Value," as of any calculation date, will be the present value of the scheduled and unpaid payments on the Receivables discounted at the Effective Yield. For purposes of calculating Note Value, in the event of a defaulted Receivable, (a) prior to repossession of the Financed Equipment securing such defaulted Receivable, the scheduled payments on such Receivable will be computed based on the amounts that would have been the scheduled payments had such default not occurred, (b) after the time at which the Financed Equipment securing such defaulted Receivable has been repossessed, but prior to liquidation of such defaulted Receivable, the principal balance of such defaulted Receivable shall be added to such Note Value, but there shall be deemed to be no scheduled payments due on such defaulted Receivable and (c) after liquidation of such defaulted Receivable there shall be deemed to be no scheduled payments due on such Receivable. As a result of the calculations described in the preceding sentence, as of the end of any Collection Period, the Note Value of the Receivables, to the extent it relates to a defaulted Receivable, will be reduced only after liquidation of any defaulted Receivable.

  The "Effective Yield" is 7.920%, which is the weighted average APR of the Receivables as of the Cutoff Date adjusted to reflect a monthly yield.

  Amounts deposited into the Certificate Distribution Account will be distributed to the Certificateholder, which will be the Seller, and will not be available to make payments on the Notes.

  Payments on the Notes. On each Payment Date, all amounts on deposit in the Note Distribution Account (other than investment earnings, if any, on amounts in the Note Distribution Account) will be distributed to the Noteholders in the following order of priority:

    (i) accrued and unpaid interest on the outstanding principal balance of each class of Class A Notes at the applicable Interest Rate;

    (ii) accrued and unpaid interest on the outstanding principal balance of the Class B Notes at the Interest Rate for the Class B Notes;

    (iii) the Class A Monthly Principal Distributable Amount in the following order of priority:

      (a) to the A-1 Noteholders until the principal balance of the A-1 Notes is reduced to zero;

      (b) to the A-2 Noteholders until the principal balance of the A-2 notes is reduced to zero;

      (c) to the A-3 Noteholders until the principal balance of the A-3 Notes is reduced to zero; and

      (d) to the A-4 Noteholders until the principal balance of the A-4 Notes is reduced to zero; and

    (iv) the Class B Monthly Principal Distributable Amount to the Class B Noteholder, which will be the Seller, until the principal balance of the Class B Notes is reduced to zero.

  The "Class A Monthly Principal Distributable Amount" for any Payment Date will be the Principal Distributable Amount less the sum of (i) the Class B Monthly Principal Distributable Amount and (ii) the Certificate Monthly Principal Distributable Amount; provided that the Class A Monthly Principal Distributable Amount will not exceed the outstanding principal balance of the Class A Notes; provided further that on the Final Payment Date for each class of Class A Notes, the Class A Monthly Principal Distributable Amount will at least equal the outstanding principal balance of such class of Class A Notes.

  The "Class B Monthly Principal Distributable Amount" for any Payment Date will be the sum of (a) the Class B Adjusted Principal Distributable Amount and
(b) the Class B Principal Carryover Shortfall; provided that the Class B Monthly Principal Distributable Amount will not exceed the outstanding principal balance of the Class B Notes; provided further that on the Final Payment Date for the Class B Notes, the Class B Monthly Principal Distributable Amount will include the amount necessary to reduce the principal balance of the Class B Notes to zero.

  The "Class B Adjusted Principal Distributable Amount" for any Payment Date will be an amount equal to the excess, if any, of (a) the outstanding principal balance of the Class B Notes (before giving effect to payments on that Payment Date) less any Class B Principal Carryover Shortfall over (b) the Class B Percentage of the Note Value as of the end of the related Collection Period; provided that if on such Payment Date any principal of A-1 Notes remains outstanding, then the Class B Adjusted Principal Distributable Amount will not exceed an amount equal to the aggregate unscheduled principal payments on the Receivables received during that Collection Period. Notwithstanding the above, on and after the Payment Date on which the principal balance of the Class A Notes is reduced to zero, the Class B Adjusted Principal Distributable Amount will be the Principal Distributable Amount less the sum of (i) the amount, if any, necessary to reduce the aggregate principal balances of the Class A Notes to zero and (ii) the Certificate Monthly Principal Distributable Amount.

  The "Class B Principal Carryover Shortfall" for any Payment Date will be the excess of (a) the Class B Monthly Principal Distributable Amount for the preceding Payment Date over (b) the amount of principal actually paid to the Class B Noteholders on such preceding Payment Date.

  The "Class B Percentage" will be 4%.

  The "Certificate Adjusted Principal Distributable Amount" for any Payment Date will be an amount equal to the excess, if any, of (a) the outstanding principal amount of the Certificates (before giving effect to payments on that Payment Date) less any Certificate Principal Carryover Shortfall over (b) the Certificate Percentage of the outstanding Note Value as of the end of the related Collection Period; provided further that if on such Payment Date any principal of the Class A-1 Notes remains outstanding, the Certificate Adjusted Principal Distributable Amount will not exceed an amount equal to the aggregate unscheduled principal payments on the Receivables received during that Collection Period less the Class B Adjusted Principal Distributable Amount.

  The "Certificate Monthly Principal Distributable Amount" will be the sum of
(a) the Certificate Adjusted Principal Distributable Amount and (b) the Certificate Principal Carryover Shortfall; provided that the Certificate Monthly Principal Distributable Amount shall not exceed the outstanding principal balance of the Certificates.

  The "Certificate Principal Carryover Shortfall" for any Payment Date will be the excess of (a) the Certificate Monthly Principal Distributable Amount for the preceding Payment Date over (b) the amount of principal actually paid to the Certificateholders on such preceding Payment Date.

  The "Certificate Percentage" will be 1.50%.

Reserve Account

  The Certificateholder will not receive any distributions on any Payment Date until all amounts payable on the Notes on that Payment Date have been paid. The protection against losses on the Receivables afforded to the Noteholders will be effected both by this subordination of the Certificates and by the establishment of the Reserve Account. The Reserve Account will be created with the initial deposit by the Seller on the Closing Date of $16,114,837 (equal to 2.00% of initial Note Value), and will be augmented on each Payment Date, by deposit therein of the amount specified in clause (v) under "--Distributions-- Deposits to the Distribution Accounts" above. Amounts on deposit in the Reserve Account will be released to the Seller to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

  "Specified Reserve Account Balance" with respect to any Payment Date, means the greater of (a) 2.00% of the Note Value as of the close of business on the last day of the related Collection Period and (b) 1.75% of initial Note Value provided that the Specified Reserve Account Balance shall not exceed the outstanding principal amount of the Notes immediately preceding such Payment Date less the Principal Distribution Amount to be deposited in the Note Distribution Account and the Certificate Distribution Account on such Payment Date, and upon payment of all of the interest and principal due on the Notes the Specified Reserve Account Balance shall be zero.

  Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders. Funds will be withdrawn from cash in the Reserve Account to the extent that the Total Distribution Amount (after the payment of the Servicing Fee and the Administration Fee) with respect to any Collection Period is less than the amount of principal and interest payable on the Notes on the related Payment Date and will be deposited in the Note Distribution Account.

  The Specified Reserve Account Balance may be reduced, or the definition otherwise modified, without the consent of the Noteholders, provided that the Rating Agencies confirm in writing that such reduction or modification will not result in a reduction or withdrawal of the then current rating of any class of the Notes.

  The subordination of the Certificates and the Class B Notes and the availability of funds in the Reserve Account is intended to enhance the likelihood of receipt by Class A Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Class A Noteholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and losses on the Receivables could exceed the aggregate principal balance of the Certificates and the Class B Notes.

                       FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of material federal income tax considerations relevant to the purchase, ownership and disposition of the Class A Notes. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Class A Notes in light of their specific investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies, dealers in securities and tax-exempt organizations). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service ("IRS") rulings, all of which are subject to change, which change may be retroactively applied in a manner that could adversely affect a holder of one or more of the Class A Notes. The information below is directed to investors that will hold the Class A Notes as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.

  Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of purchasing, holding and disposing of the Class A Notes, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The Trust will be provided with an opinion of Shearman & Sterling, special federal tax counsel of the Trust ("Federal Tax Counsel") regarding certain federal income tax matters discussed below. The Trust has not sought, nor does it intend to seek, a ruling from the IRS that its position as reflected in the discussion below will be accepted by the IRS.

Tax Classification of the Trust

  Federal Tax Counsel will advise the Trust that, based upon the terms of the Trust Agreement and related documents and transactions as described in the Prospectus and this Prospectus Supplement (and assuming ongoing compliance with such agreement and documents), the Trust will not be classified as a separate association (or as a publicly traded partnership) taxable as a corporation for federal income tax purposes. This advice will be based upon the assumption that the terms of the Trust Agreement and related documents will be complied with and upon the conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Further, under current Treasury regulations, a business entity such as the Trust with a single owner will be disregarded as an entity separate from its owner for U.S. federal income tax purposes unless the entity elects to be classified as an association. Thus, since the Seller retains the Class B Notes and the Certificates and so long as the Class A Notes are respected as indebtedness, the Trust will be disregarded as an entity separate from the Seller for those purposes because the Seller is the sole owner of the Trust and the Trust will not elect to be an association. The Trust Agreement also provides that if the Trust has more than one owner, the Trust will elect to be treated as a partnership.

  Prospective investors should be aware that opinions of counsel are not binding on the IRS. If the Trust were taxable as a separate corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its income from the Receivables, possibly reduced by its interest expense on the Class A Notes unless recharacterized as equity. Any such corporate income tax could materially reduce the amount of cash available to make payments on the Class A Notes.

Tax Considerations for Noteholders

  Treatment of Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of the Class A Notes, to treat the Class A Notes as indebtedness for U.S. federal income tax purposes. Federal Tax Counsel will advise the Trust that, based upon the terms of the Class A Notes and the documents and transactions relating thereto as described in the Prospectus and this Prospectus Supplement, the Class A Notes will be classified as debt for federal income tax purposes. Except as otherwise noted below under "Possible Alternative Treatments of Notes," the remainder of this discussion assumes, in accordance with the opinion of Federal Tax Counsel, the Class A Notes would be treated as debt for federal income tax purposes.

  Interest Income on the Notes. Subject to the discussion below and except with respect to Short-Term Notes (as defined below), stated interest on the Class A Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Under Treasury regulations relating to the tax treatment of debt instruments issued with original issue discount (the "OID Regulations"), a Class A Note will be treated as issued with original issue discount ("OID") if the excess of the stated redemption price at maturity of the Class A Note over the issue price of the Class A Note exceeds a de minimis amount, that is, an amount that is less than 1/4 of one percent of the stated redemption price at maturity of the Class A Note multiplied by its weighted average maturity. Generally, the issue price of a Class A Note is the first price at which a substantial amount of the Class A Notes comprising the issue of which that Class A Note is included is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Under the OID Regulations, the stated redemption price at maturity of a Class A Note is the sum of all payments provided by the Class A Note other than qualified stated interest, which is stated interest that is unconditionally payable in cash at least annually at a single fixed rate.

For this purpose, interest is unconditionally payable only if reasonable remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. The Trust and the Seller will take the position that, except with respect to Short-Term Notes, stated interest on the Class A Notes represents qualified stated interest and is not included in the stated redemption price at maturity of the Class A Notes or taxed to holders as OID. This position is based on the view that the likelihood of late payment or nonpayment of interest on the Class A Notes because of limitations on the monthly payment of interest as a result of insufficient funds is remote.

  It is expected that, except as described below, the Class A Notes will not be issued with OID if, as anticipated, the Class A Notes will be sold to the public at a first price of par or at a first price representing a de minimis discount from their principal amount. Under the OID Regulations, a holder of a Class A Note issued with a de minimis amount of OID must include such discount in income as gain, on a pro rata basis, as principal payments are made on the Class A Note.

  If one or more of the classes of Class A Notes are issued with OID in excess of a de minimis amount, a holder of such a Class A Note (including a cash basis holder) generally would be required to include the OID on the Class A
Note in income under the accrual method. Further in the case of a debt instrument, the principal on which is subject to prepayment as a result of prepayments on the underlying collateral, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument.

  Short-Term Notes. A holder of a Class A Note that has a fixed maturity date of not more than one year from the issue date of such Class A Note (a "Short-Term Note") may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

  Market Discount and Premium. A holder who purchases a Class A Note with a fixed maturity date of more than one year from its issue date at a market discount (generally, at a cost less than its remaining principal amount or remaining stated redemption price at maturity) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments on such a debt instrument are treated as ordinary income to the extent of accrued market discount not previously included in income. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Class A Note that has market discount. A holder who purchases a Class A Note at a premium (generally, at a cost in excess of its remaining principal or remaining stated redemption price at maturity) may elect to amortize such premium as an offset to interest income under the premium amortization rules of the Code.

  Sale or Other Disposition. If a Noteholder sells a Class A Note, such holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Class A Note. The adjusted tax basis of a Class A Note to a particular Noteholder will equal the holder's cost for the Class A Note, increased by any market discount or original issue discount previously included by such Noteholder in income with respect to the Class A Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Class A Note. Any such gain or loss will be capital gain or loss if the Class A Note was held as a capital asset, except for gain attributable to accrued interest or accrued market discount not previously included in income. Further, in the case of Class A Notes that are Short-Term Notes, a portion of the gain recognized on the sale may also be treated as ordinary income if the Noteholder acquired the Note at a discount. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax provided the foreign person (i) is not actually or constructively a "10% shareholder" of the Trust or the Seller or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold U.S. tax an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Class A Note is a foreign person and providing the foreign person's name and address. The statement may be made on a Form W-8 or W-8BEN or substantially similar substitute form by the person who owns the Class A Note and, if the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold U.S. tax within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a Class A Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or W-8BEN or substitute form provided by the foreign person that owns the Class A Note. If interest on a Class A Note paid to a foreign person is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

  Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year or certain other conditions are not met.

  If the interest, gain or income on a Class A Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax on its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, at a 30% rate (or a lower rate under an applicable tax treaty).

  Information Reporting and Backup Withholding. The Trust will be required to report to the IRS, and to each Noteholder of record, the amount of interest paid on the Class A Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount of interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

  New Withholding Regulations. Recently, the Treasury Department issued new regulations (the "New Regulations") that modify the certification requirements for the portfolio interest exception described above and make certain changes to the back-up withholding and information reporting rules. The New Regulations, in general, do not significantly alter the substantive withholding and information reporting rules but rather attempt to unify certification procedures and forms and clarify reliance standards, and are generally effective for payments made after December 31, 2000. It is possible that withholding agents may request new withholding exemption forms from holders in order to qualify for continued exemption from withholding when the New Regulations become effective. Holders should consult their own tax advisors to determine the effects of the application of the New Regulations to their particular circumstances.

  Possible Alternative Treatments of Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more series of the Class A Notes did not represent debt for federal income tax purposes these Class A Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation with its income subject to corporate tax and other potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the more likely in the view of Federal Tax Counsel, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because the Trust would meet certain qualifying income tests. Nonetheless, treatment of the Class A Notes as equity interests in such a partnership could have adverse tax consequences to certain holders of the Class A Notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. The Trust Agreement and related documents provide that, in the event the Class A Notes are not treated as debt, then the Noteholders, Seller and the Servicer agree to treat the Trust as a partnership.

                        CERTAIN IOWA TAX CONSIDERATIONS

  The following is a discussion of certain Iowa state tax considerations. Lane & Waterman of Davenport, Iowa has acted as special Iowa tax counsel for the Trust regarding certain state tax matters discussed below. There are no reported cases or rulings on similar transactions by the Iowa Department of Revenue and Finance ("IDOR"). Thus, the opinion of counsel is based upon present provisions of Iowa statutes and the regulations promulgated thereunder, all of which are subject to change (which change may be retroactive) and further interpretation by the IDOR. No ruling on any of the issues discussed below will be sought from the IDOR.

Notes

  Assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for Iowa income tax purposes. Accordingly, Noteholders not otherwise subject to taxation in Iowa should not become subject to taxation in Iowa solely because of a holder's ownership of Notes. However, a Noteholder already subject to Iowa's individual or corporate income tax could be required to pay additional Iowa tax as a result of the Noteholder's ownership or disposition of Notes.

Certificates

  The activities to be undertaken by the Sub-Servicer in servicing and collecting the receivables will take place in Iowa. The State of Iowa imposes a state individual income tax and a corporate income tax which is imposed on corporations and other entities doing business in the State of Iowa.

  If the arrangement created by the Trust is disregarded or treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Lane & Waterman, the same treatment should also apply for Iowa tax purposes. In either case, the Trust should not be subject to income taxation in Iowa.

  If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should not be subject to Iowa income tax because of its activities in Iowa.

  Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the holders of Notes and holders of Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders are urged to consult their own advisors with respect to state income and franchise taxes.

  THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain duties on persons who are fiduciaries of pension, profit-sharing or other employee benefit plans subject to ERISA (each, an "ERISA Plan"), including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. Under ERISA, any person that exercises any authority or control respecting the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such plan. In addition, ERISA and the Code prohibit an ERISA Plan that is subject to Title I of ERISA or a "plan," as defined in, and subject to, Section 4975 of the Code, including an individual retirement account (each, a "Plan"), from engaging in certain transactions with persons that are "parties in interest," as defined in ERISA, or "disqualified persons," as defined in the Code, with respect to the Plan, subject to certain exemptions that may be applicable. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code.

  Plan fiduciaries must determine whether the acquisition and holding of the Class A Notes would result in a prohibited transaction under ERISA or the Code. In making this determination, the fiduciary of a Plan that is a prospective purchaser of the Class A Notes should determine whether the Seller, and underwriter, the Indenture Trustee, the Owner Trustee or any of their affiliates is a "party in interest" or a "disqualified person" with respect to such Plan.

  Certain employee benefit plans, such as governmental plans, are not subject to the restrictions of ERISA, and the assets of such plans may be invested in the Class A Notes without regard to the ERISA considerations described above. The investment in the Class A Notes by such employee benefit plans may, however, be subject to other applicable federal, state and local laws, which should be carefully considered by such employee benefit plans before investing in the Class A Notes.

  EVERY PLAN AND GOVERNMENT PLAN CONSIDERING THE ACQUISITION OF THE CLASS A NOTES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL APPLICABILITY OF ERISA, SECTION 4975 OF THE CODE AND ANY OTHER LAWS RELEVANT TO SUCH INVESTMENT.

                                 UNDERWRITING

  Under the terms and subject to the conditions set forth in an underwriting agreement dated May , 1999, the Seller has agreed to cause the Trust to sell to the underwriters named below, for whom Credit Suisse First Boston Corporation is acting as representative, the following respective principal amounts of the Class A Notes:

                                       Principal Principal Principal Principal
                                       Amount of Amount of Amount of Amount of
Underwriters                           A-1 Notes A-2 Notes A-3 Notes A-4 Notes
------------                           --------- --------- --------- ---------
Credit Suisse First Boston
 Corporation..........................    $         $         $         $
Banc of America Securities LLC........
Chase Securities Inc..................
Goldman, Sachs & Co. .................
J.P. Morgan Securities Inc. ..........
Salomon Smith Barney Inc. ............
                                          ---       ---       ---       ---
                                          $         $         $         $
                                          ===       ===       ===       ===

  The underwriting agreement provides that the underwriters are obligated to purchase all of the Class A Notes if any are purchased. The underwriting agreement provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the Class A Notes may be terminated. The underwriters propose initially to offer the A-1 Notes, the A-2 Notes, the A-3 Notes and the A-4 Notes to the public at the respective prices on the cover page of this prospectus supplement and to selling group members at that price less a concession not in excess of % per A-1 Note, % per A-2 Note, % per A-3 Note and % per A-4 Note. The underwriters and selling group members may allow a discount not in excess of
 % per A-1 Note, % per A-2 Note, % per A-3 Note and % per A-4 Note on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed.

  The Seller estimates that its out of pocket expenses for this offering will be approximately $935,000.

  The Class A Notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the Class A Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Class A Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Class A Notes will be.

  The Seller and JDCC have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

  In the ordinary course of their respective business, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with JDCC and its affiliates.

  The representative, on behalf of the underwriters, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Class A Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                                LEGAL OPINIONS

  In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates will be passed upon for the Trust, the Seller and the Servicer by Shearman & Sterling, New York, New York and by Richards, Layton & Finger, P.A., Wilmington, Delaware, and for the underwriters by Brown & Wood LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the Trust by Shearman & Sterling, and certain Iowa state income tax and other matters will be passed upon for the Trust by Lane & Waterman, Davenport, Iowa.

                                 INDEX OF TERMS

  Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

                                                                            Page
                                                                            ----
Administration Agreement................................................... S-22
Administrator.............................................................. S-22
APR........................................................................ S-11
Certificate Adjusted Principal Distributable Amount........................ S-25
Certificate Monthly Principal Distributable Amount......................... S-25
Certificate Percentage..................................................... S-25
Certificate Principal Carryover Shortfall.................................. S-25
Certificates............................................................... S-10
Class A Monthly Principal Distributable Amount............................. S-25
Class A Notes.............................................................. S-10
Class B Adjusted Principal Distributable Amount............................ S-25
Class B Monthly Principal Distributable Amount............................. S-25
Class B Notes.............................................................. S-10
Class B Percentage......................................................... S-25
Class B Principal Carryover Shortfall...................................... S-25
Code....................................................................... S-26
Collection Period.......................................................... S-23
CPR........................................................................ S-17
Cutoff Date................................................................ S-11
Dealers.................................................................... S-11
Deere...................................................................... S-11
Deere Credit Services...................................................... S-10
Determination Date......................................................... S-23
Effective Yield............................................................ S-24
ERISA...................................................................... S-31
ERISA Plan................................................................. S-31
Federal Tax Counsel........................................................ S-27
Financed Equipment......................................................... S-10
foreign person............................................................. S-29
IDOR....................................................................... S-30
Indenture Trustee..........................................................  S-4
Interest Rate.............................................................. S-21
IRS........................................................................ S-26
Issuer..................................................................... S-10
JDCC....................................................................... S-11
Liquidated Receivables..................................................... S-23
Liquidation Proceeds....................................................... S-23
New Regulations............................................................ S-30
Note Principal Distributable Amount........................................ S-24
Note Value................................................................. S-24
Notes...................................................................... S-10
Obligors................................................................... S-10
OID........................................................................ S-27
OID Regulations............................................................ S-27
Owner Trustee..............................................................  S-4
Payment Date............................................................... S-21
Plan....................................................................... S-31

prepayments...........................................................      S-16
Principal Carryover Shortfall.........................................      S-24
Principal Distributable Amount........................................      S-24
Principal Distribution Amount.........................................      S-24
Purchase Agreement....................................................      S-11
Receivables...........................................................      S-11
Sale and Servicing Agreement..........................................      S-10
Sales Companies.......................................................      S-11
Seller................................................................       S-4
Servicer..............................................................       S-4
Short-Term Note.......................................................      S-28
Similar Law...........................................................      S-31
Specified Reserve Account Balance.....................................      S-26
Sub-Servicer..........................................................      S-10
Total Distribution Amount.............................................      S-23
Transfer and Servicing Agreements.....................................      S-22
Trust................................................................. S-4, S-10
Trust Agreement.......................................................      S-10

PROSPECTUS

                            JOHN DEERE OWNER TRUSTS
                              Asset Backed Notes
                           Asset Backed Certificates

                               ----------------

                     JOHN DEERE RECEIVABLES, INC., Seller
                   JOHN DEERE CAPITAL CORPORATION, Servicer

  The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement relating to either the Notes or the Certificates or both, as the case may be, to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities, which will include one or more classes of Notes and one or more classes of Certificates, will be issued either by a trust to be formed with respect to such series (each, a "Trust") or by Deere Receivables Corporation ("DRC") (each an "Issuer") as described in the relevant Prospectus Supplement. See "Certain Tax Considerations" Each Trust will be formed pursuant to a Trust Agreement to be entered into between John Deere Receivables, Inc., as Seller (the "Seller"), and the trustee specified in the related Prospectus Supplement (the "Owner Trustee"). The Notes of each series will be issued and secured pursuant to an Indenture between the related Issuer and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of such Issuer. The Certificates of each series will represent fractional undivided interests in the related trust. The property of each Issuer will include a pool of agricultural and construction equipment retail installment sale and loan contracts (the "Receivables") purchased by such Issuer from the Seller on or prior to the date of issuance by such Issuer of the related Securities, as described herein and in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, additional Receivables may be purchased by the relevant Issuer from the Seller during the term of the Notes.

  Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. A series may also include one or more classes of Notes or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may also include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of the Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such a class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

  Prospective investors should consider the factors set forth under "Risk Factors" starting on page 12 herein and in the related Prospectus Supplement. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                               ----------------

 THE NOTES OF A  GIVEN SERIES REPRESENT OBLIGATIONS  OF, AND THE CERTIFICATES
  OF SUCH SERIES REPRESENT BENEFICIAL  INTERESTS IN, THE RELATED ISSUER ONLY
    AND DO  NOT  REPRESENT  INTERESTS  IN  OR  OBLIGATIONS  OF  JOHN  DEERE
     RECEIVABLES, INC., JOHN  DEERE CAPITAL CORPORATION,  DEERE & COMPANY
      OR ANY OF THEIR  RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR
        THE RECEIVABLES ARE  ISSUED OR GUARANTEED  BY ANY  GOVERNMENTAL
         AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                  The date of this Prospectus is May 17, 1999

                             AVAILABLE INFORMATION

  The Seller, as originator of each Trust and DRC, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site at http://www.sec.gov. that contains reports and other documents filed by registrants electronically with the Commission.

  Until 90 days after the date of any Prospectus Supplement, all dealers effecting transactions in the Notes or the Certificates, whether or not participating in the related distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriters will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents subsequently filed by the Servicer on behalf of the Issuer referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Issuer shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Servicer on behalf of any Issuer will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: John Deere Capital Corporation, Suite 600, First Interstate Bank Building, 1 East First Street, Reno, Nevada 89501, Attention: Manager (702) 786-5527.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
AVAILABLE INFORMATION......................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   2
SUMMARY OF TERMS...........................................................   4
RISK FACTORS...............................................................  12
THE TRUSTS.................................................................  14
  The Owner Trustee........................................................  15
THE TRUST PROPERTY.........................................................  15
THE RECEIVABLES POOL.......................................................  16
  Delinquencies, Repossessions, and Net Losses.............................  16
  Maturity and Prepayment Considerations...................................  16
POOL FACTORS AND TRADING INFORMATION.......................................  17
USE OF PROCEEDS............................................................  17
THE SELLER, DEERE AND THE SERVICER.........................................  17
  John Deere Receivables, Inc..............................................  17
  Deere Receivables Corporation............................................  18
  Deere & Company..........................................................  18
  John Deere Capital Corporation...........................................  19
DESCRIPTION OF THE NOTES...................................................  19
  General..................................................................  19
  Principal and Interest on the Notes......................................  20
  Revolving Period and Related Matters.....................................  21
  The Indenture............................................................  21
DESCRIPTION OF THE CERTIFICATES............................................  24
  General..................................................................  24
  Distributions of Principal and Interest..................................  24
CERTAIN INFORMATION REGARDING THE SECURITIES...............................  25
  Fixed Rate Securities....................................................  25
  Floating Rate Securities.................................................  25
  Indexed Securities.......................................................  25
  Book-Entry Registration..................................................  26
  Definitive Notes.........................................................  29
  Reports to Securityholders...............................................  29

                                                                            Page
                                                                            ----
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.......................  30
  Sale and Assignment of Receivables.......................................  30
  Accounts.................................................................  31
  Servicing Procedures.....................................................  32
  Payments on Receivables..................................................  33
  Servicing Compensation...................................................  33
  Distributions............................................................  33
  Credit and Cash Flow Enhancement.........................................  34
  Reserve Account..........................................................  35
  Net Deposits.............................................................  35
  Early Amortization Events................................................  35
  Statements to Indenture Trustees and Trust...............................  35
  Evidence as to Compliance................................................  36
  Certain Matters Regarding the Servicer...................................  36
  Servicer Default.........................................................  36
  Rights upon Servicer Default.............................................  37
  Waiver of Past Defaults..................................................  37
  Amendment................................................................  37
  Payment of Notes.........................................................  38
  Termination..............................................................  38
  Administration Agreement.................................................  39
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...................................  39
  Security Interest in Equipment...........................................  39
  Repossession.............................................................  40
  Notice of Sale; Redemption Rights........................................  41
  Deficiency Judgments and Excess Proceeds.................................  41
  Other....................................................................  41
CERTAIN TAX CONSIDERATIONS.................................................  42
ERISA CONSIDERATIONS.......................................................  42
PLAN OF DISTRIBUTION.......................................................  42
LEGAL OPINIONS.............................................................  43
INDEX OF TERMS.............................................................  44

                               SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms". In the event that Securities are not issued by a Trust but are instead issued by DRC, the terms of the Securities will be described in the relevant prospectus supplement. See "Certain Tax Considerations"

Issuer.......................    With respect to each series of Securities,
                                  the Trust to be formed pursuant to a trust agreement (a "Trust Agreement") between the Seller and the Owner Trustee for such Trust (the "Trust" or the "Issuer").

Seller.......................    John Deere Receivables, Inc. (the "Seller").

Servicer.....................    John Deere Capital Corporation (the
                                  "Servicer" or "JDCC"). The Servicer will designate Deere Credit Services, Inc. ("Deere Credit Services"), an indirect wholly-owned subsidiary of Deere & Company, as its agent to service the Receivables (in such capacity, the "Sub-Servicer") at the Servicer's expense.

Indenture Trustee............    With respect to each series of Securities,
                                  the Indenture Trustee specified in the
                                  related Prospectus Supplement.

Owner Trustee................    With respect to each series of Securities,
                                  the Owner Trustee specified in the related
                                  Prospectus Supplement.

The Notes....................    Each series of Securities will include one or
                                  more classes of Notes, which will be issued pursuant to an indenture between the related Trust and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture").

                                 Unless otherwise specified in the related
                                  Prospectus Supplement, Notes will be
                                  available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, holders of Notes (the "Noteholders") will not be entitled to receive Definitive Notes except in the event that Definitive Notes are issued in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Notes".

                                 Unless otherwise specified in the related
                                  Prospectus Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the method for determining the Interest Rate.

                                 With respect to a series that includes two or
                                  more classes of Notes, each class may differ as to the timing and priority of payments, seniority, Interest Rate or amount of payments of principal or interest in respect of any such class or classes. In addition, payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables. Further, a series may include one or more classes of Notes ("Strip Notes") entitled to
                                  (i) principal payments with
                                  disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                                 If the Servicer exercises its option to
                                  purchase the Receivables of a Trust, or, if not, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received, in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination", the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

The Certificates.............    Each series of Securities will include one or
                                  more classes of Certificates, which will be issued pursuant to a Trust Agreement.

                                 Unless otherwise specified in the related
                                  Prospectus Supplement, Certificates will be available for purchase in denominations of $100,000 and integral multiples of $100,000 in excess thereof. Unless otherwise specified in the related Prospectus Supplement, the Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to the holders of Certificates ("Certificateholders" and, together with the Noteholders, the "Securityholders") or their nominees.

                                 Unless otherwise specified in the related
                                  Prospectus Supplement, each class of
                                  Certificates will have a stated Certificate
                                  Balance specified in the related Prospectus
                                  Supplement (the "Certificate Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates or the method for determining the Pass-Through Rate.

                                 With respect to a series that includes two or
                                  more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass-Through Rates or amount of distributions in respect of principal or interest. In addition, distributions in
                                 respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables in such Trust. Further, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                                To the extent specified in the related
                                 Prospectus Supplement, distributions in
                                 respect of the Certificates may be
                                 subordinated in priority of payment to
                                 payments on the Notes.

                                If the Servicer exercises its option to
                                 purchase the Receivables of a Trust, or, if not, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received, in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination", Certificateholders will receive as a prepayment an amount in respect of the Certificates as specified in the related Prospectus Supplement.

Trust Property..............    The Trust Property of each Trust will consist
                                of the property described below:

  A. Receivables..........      Each Trust will purchase from the Seller a
                                 pool of Receivables. The Receivables will consist of agricultural and construction equipment retail installment sale and loan contracts secured by new and used agricultural equipment and construction equipment, including rights to receive certain payments made with respect to such Receivables, and security interests in the equipment financed thereby (the "Financed Equipment"), the proceeds thereof and the proceeds of any repossessed Financed Equipment related to such pool of Receivables. On or prior to the Closing Date specified in the related Prospectus Supplement with respect to a Trust, the Seller will purchase Receivables having an aggregate principal balance specified in the related Prospectus Supplement as of a date specified therein (the "Cut-off Date"), from JDCC pursuant to a Purchase Agreement (each, a "Purchase Agreement"), between JDCC and the Seller, and the Seller will sell such Receivables to such Trust pursuant to a Sale and Servicing Agreement (each, a "Sale and Servicing Agreement") among the Seller, the Servicer and such Trust. If so provided in the related Prospectus Supplement, under certain circumstances, Receivables may be added to the related pool of Receivables in respect of the related Trust.

                                The Receivables arose from financing provided
                                 in connection with retail sales by dealers
                                 (the "Dealers") of new
                                 and used agricultural equipment and
                                 construction equipment to retail purchasers
                                 (the "Obligors") and are either originated,
                                 or acquired from such Dealers, by Deere &
                                 Company, a Delaware corporation ("Deere"),
                                 and its wholly-owned subsidiaries
                                 (collectively called "John Deere"). The
                                 Receivables will be purchased by JDCC
                                 pursuant to agreements with certain John
                                 Deere companies. The Receivables sold to a
                                 Trust will be selected from the contracts
                                 owned by JDCC based on the criteria specified in the applicable Purchase Agreement and described herein or in the related Prospectus Supplement.
  B. Credit and Cash Flow
     Enhancement..........
                                If and to the extent specified in the related
                                 Prospectus Supplement, credit enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or other arrangements.

                                Unless otherwise specified in the related
                                 Prospectus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder which will be described in the related Prospectus Supplement.

  C. Reserve Account......      If so specified in the related Prospectus
                                 Supplement, a Reserve Account will be created for each Trust with an initial deposit by the Seller of cash or Eligible Investments having a value equal to the amount specified in the related Prospectus Supplement. The amount initially deposited in the Reserve Account is referred to as the "Reserve Account Initial Deposit". To the extent specified in the related Prospectus Supplement, the Reserve Account Initial Deposit will be augmented on each Payment Date (as defined in the related Prospectus Supplement) by the deposit in the Reserve Account of amounts remaining after making all other distributions required on such day. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) will be distributed. (See "Description of the Transfer and Servicing Agreements--Reserve Account".)

  D. Collection Account....      With respect to each Trust, unless the
                                  related Prospectus Supplement provides
                                  otherwise, the Sub-Servicer will be required to remit collections received with respect to the Receivables during the collection period specified in the related Prospectus Supplement (each, a "Collection Period") to an account in the name of the applicable Indenture Trustee (each, a "Collection Account") within two Business Days of receipt thereof as described herein and in the related Prospectus Supplement, except under certain conditions described herein and in the related Prospectus Supplement. Pursuant to the applicable Sale and Servicing Agreement, the Servicer will have the revocable power to instruct the applicable Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Payment Date in the manner specified in the related Prospectus Supplement.

  E. Transfer and
     Servicing
     Agreements............      With respect to each Trust, the Seller will
                                  purchase the related Receivables described therein from JDCC pursuant to a Purchase Agreement and the Seller will sell such Receivables to the Trust pursuant to a Sale and Servicing Agreement. In addition, the Servicer will agree with the Trust to be responsible for servicing, managing, maintaining custody of and making collections on such Receivables. The rights and benefits of the Seller under such Purchase Agreement and of such Trust under the Sale and Servicing Agreement will be assigned to the Indenture Trustee as collateral for the Notes of the related series. The obligations of the Seller and the Servicer under such Transfer and Servicing Agreements include those specified below and in the related Prospectus Supplement.

                                 Unless otherwise provided in the related
                                  Prospectus Supplement, the Seller will be obligated to repurchase any Receivable if the interest of the applicable Trust therein is materially adversely affected by a breach of any representation or warranty made by the Seller or JDCC with respect to such Receivable, if the breach has not been cured following the discovery by or notice to the Seller of the breach. JDCC will be obligated to repurchase the Receivable from the Seller pursuant to the related Purchase Agreement contemporaneously with the Seller's repurchase from the applicable Trust. The obligation of the Seller to repurchase any Receivable with respect to which JDCC has breached a representation or warranty is subject to JDCC's repurchase of such Receivable.

                                 Unless otherwise provided in the related
                                  Prospectus Supplement, consistent with its normal procedures, the Sub-Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount.

                                 Unless otherwise specified in the related
                                  Prospectus Supplement, the Servicer shall be entitled to receive a fee for servicing the Receivables of each Trust equal to a specified percentage of the aggregate principal balance of such Receivables, as set forth in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Servicing
                                  Compensation" herein and in the related
                                  Prospectus Supplement.

Additional Receivables,
 Revolving Period,
 Etc.....................        To the extent specified in the related
                                  Prospectus Supplement, the relevant Trust may purchase, under certain circumstances, additional Receivables from the Seller during the Revolving Period. The "Revolving Period" for such Trust will be the period beginning on the related Cut-Off Date and ending on the earlier of (a) the commencement of an "Early Amortization Period" (as specified in such Prospectus Supplement) and (b) the date specified as the "Scheduled Revolving Period Termination Date" in the related Prospectus Supplement. See the related Prospectus Supplement for a discussion of certain events that might lead to the early termination of the Revolving Period and, in certain limited circumstances, the recommencement of the Revolving Period. Unless otherwise provided in the related Prospectus Supplement, no payments of principal will be made on the Notes and no amounts will be set aside for such purpose prior to the Wind Down Period or the Early Amortization Period (in each case, as more fully described in the related Prospectus Supplement).

                                 Unless an Early Amortization Period has
                                  commenced, the "Wind Down Period" with
                                  respect to such Trust will begin on the day following the related Scheduled Revolving Period Termination Date and will continue until the earlier of (a) the commencement of an Early Amortization Period and (b) the date on which all related Securities have been paid in full with respect to such Trust. During the Wind Down Period, certain amounts (to the extent specified in the related Prospectus Supplement) will be set aside for payments of principal on the Notes and for distributions with respect to the Certificate Balance, and such payments and distributions will be made, to the extent described in the related Prospectus Supplement.

                                 To the extent specified in the related
                                  Prospectus Supplement with respect to a
                                  Trust, an Early Amortization Period will commence upon the occurrence of an "Early Amortization Event" (as described in the related Prospectus Supplement) and will end on the earliest of (a) the payment in full of the outstanding principal balance of the Notes and the Certificate Balance, (b) the termination of the relevant Trust, and (c) the recommencement, if any, of the Revolving Period.

                                 With respect to such Trust, when an Early
                                  Amortization Period begins, the Revolving
                                  Period and any then occurring Wind Down
                                  Period will terminate and certain amounts
                                  (to the extent described in the related
                                  Prospectus Supplement) will thereafter be paid to the holders of the related Securities to the extent described in the related Prospectus Supplement. If an Early Amortization Period commences during the Wind Down Period, amounts if any, on deposit in the Note Distribution Account will be paid to the related holders to the extent, and at the times, described in the related Prospectus Supplement.

Certain Legal Aspects of
 the Receivables;
 Repurchase
 Obligations.............
                                 In connection with the sale of the
                                  Receivables to a Trust, security interests in the Financed Equipment securing the related Receivables will be assigned by JDCC to the Seller and by the Seller to such Trust. Unless otherwise specified in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to a Trust (subject to JDCC's repurchase thereof) as to which a first perfected security interest in the name of JDCC in the Financed Equipment securing such Receivable shall not exist as of the date such Receivable is purchased by such Trust if (i) such breach shall materially adversely affect the interest of such Trust in such Receivable and (ii) such failure or breach shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach, and JDCC will be obligated to purchase such Receivable from the Seller contemporaneously with the Seller's purchase from such Trust. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Equipment and holders of subsequently perfected security interests. However, as against liens for repairs ("Mechanics' Liens") of a piece of Financed Equipment or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, a Trust could lose the priority of its security interest or its security interest in the relevant Financed Equipment. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in a Trust's losing the priority of its security interest or its security interest in such Financed Equipment after the date the relevant Receivable was purchased by such Trust.

Tax Considerations.......        Unless otherwise specified in the related
                                  Prospectus Supplement, the Prospectus
                                  Supplement for each series of Notes and for each series of Certificates will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Notes and Certificates. Information will also be provided with respect to the tax laws of the State of Iowa in the related Prospectus Supplement.

ERISA Considerations.....        Unless otherwise specified in the related
                                  Prospectus Supplement, the Prospectus
                                  Supplement for each series of Notes will summarize, subject to the limitations discussed therein, considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") relevant to the purchase of such Notes by employee benefit plans and the Prospectus Supplement for each series of Certificates will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Certificates by employee benefit plans and individual retirement accounts. See "ERISA Considerations" herein and in the Prospectus Supplement.

                                 RISK FACTORS

  Certain Legal Aspects. In connection with the sale of the Receivables to an Issuer, security interests in Financed Equipment securing such Receivables will be assigned by JDCC to the Seller and by the Seller to such Issuer. Unless otherwise provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable (subject to JDCC's repurchase thereof) sold to such Issuer as to which a perfected security interest in the name of JDCC in the Financed Equipment securing such Receivable shall not exist as of the date such Issuer purchased such Receivable if (i) the failure to have such perfected security interest shall materially adversely affect the interest of such Issuer in such Receivable and (ii) such failure shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach, and JDCC will be obligated to purchase such Receivable from the Seller contemporaneously with the Seller's repurchase from such Issuer. To the extent the security interest is perfected, such Issuer will have a prior claim over subsequent purchasers of such Financed Equipment and holders of subsequently perfected security interests. However, as against Mechanics' Liens or liens for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Issuer could lose the priority of its security interest or its security interest in such Financed Equipment. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Issuer's losing the priority of its security interest or its security interest in such Financed Equipment after the date such Issuer purchased such Receivable. Federal and state laws impose requirements upon creditors in connection with extensions of retail credit and collections and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation by the lender. Unless otherwise provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable (subject to JDCC's repurchase thereof) which fails to comply with such requirements, and JDCC will be obligated to repurchase such Receivable from the Seller contemporaneously with the Seller's repurchase from such Trust or other Issuer.

  The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by JDCC under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of JDCC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of JDCC in a proceeding under any Insolvency Law.

  JDCC will warrant to the Seller in each Purchase Agreement that the sale of the related Receivables by it to the Seller is a valid sale of such Receivables to the Seller. In addition, JDCC and the Seller will treat the transactions described herein as a sale of the Receivables to the Seller and the Seller will take all actions that are required to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if JDCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that a sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If any transfer of Receivables to the Seller is recharacterized as a pledge, a tax or government lien on the property of JDCC arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of JDCC's bankruptcy estate and would not be available to JDCC's creditors.

  In addition, while JDCC is the Servicer, cash collections held by JDCC may, subject to certain conditions, be commingled and used for the benefit of JDCC prior to each Payment Date and, in the event of the bankruptcy of JDCC, an Issuer may not have a perfected interest in such collections.

  The U.S. Court of Appeals for the Tenth Circuit in its decision in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27,
1993) concluded (noting that its position is in contrast to that taken by another court) that a purchased royalty interest in a natural gas system was an account and that under Article 9 of the Uniform Commercial Code (the "UCC"), such an account, although sold by the debtor prior to the filing for bankruptcy, remained property of the debtor's bankruptcy estate. Following this decision, the Permanent Editorial Board for the UCC published an official Commentary specifically adopting a contrary position. Such Commentaries are not binding on any court. JDCC will warrant in the Purchase Agreement that the sale of Receivables to the Seller is a valid sale of the Receivables.

  Issuer's Relationship to the Seller and John Deere Capital Corporation, Financial Condition of Deere & Company. None of the Seller, JDCC or Deere is generally obligated to make any payments in respect of the Notes, the Certificates or the Receivables of a specific Issuer, as the case may be. If JDCC were to cease acting as Servicer or if Deere Credit Services were to cease acting as Sub-Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

  In connection with the sale of Receivables by JDCC to the Seller, JDCC will make representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, JDCC and the Seller will be required to purchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

  The related Prospectus Supplement may set forth certain information regarding the Issuer, the Seller, JDCC and Deere. In addition, Deere and JDCC are subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Deere and JDCC, reference is made to such reports and other information which are available as described under "Available Information".

  Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on the Certificates of a series will be subordinated in priority of payment to interest and principal due on the Notes of such series. Moreover, each Issuer will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, the related Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of the related Issuer and the Certificates of any series will represent interests solely in the related Trust, and neither the Notes nor the Certificates of any such series will be insured or guaranteed by Deere, JDCC, the Seller, the Servicer, the Sub-Servicer, the applicable Owner Trustee, if any, or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

  Maturity and Prepayment Considerations. All the Receivables are prepayable at any time. Each prepayment will shorten the weighted average remaining term of the Receivables and the weighted average life of the related Notes and Certificates. (For this purpose the term "prepayments" includes voluntary prepayments and liquidations due to default, as well as receipts of proceeds from insurance policies.) The rate of prepayments on the Receivables may be influenced by a variety of economic, financial, climatic and other factors. In particular, the amount of prepayments on agricultural equipment retail installment sale and loan contracts has historically tended to increase during periods in which farmers have strong cash flows. In addition, under certain circumstances JDCC will be obligated to repurchase Receivables pursuant to a Purchase Agreement, and the Seller will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement, as a result of breaches of representations and warranties, and under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to a Sale and Servicing Agreement as a result of breaches of certain covenants. Consistent with its normal procedures, the Sub-Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements as described in the related Prospectus Supplement will result in the Servicer purchasing the Receivable for the

Purchase Amount. See "Description of the Transfer and Servicing Agreements-- Sale and Assignment of Receivables" and "--Servicing Procedures". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables and "Description of the Transfer and Servicing Agreements-- Insolvency Event" regarding the sale of the Receivables if an Insolvency Event with respect to the Seller occurs.

  Holders of Notes and Certificates should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

  Risk of Commingling. The Servicer will deposit all payments on Receivables (from whatever source) and all proceeds of Receivables collected during each Collection Period into the Collection Account within two Business Days of receipt thereof. However, in the event that JDCC satisfies certain requirements for monthly or less frequent remittances as described herein and in the Prospectus Supplement, then so long as JDCC is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the Rating Agencies is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the Business Day preceding the Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from Funds of the Servicer. If the Servicer were unable to remit such funds, Securityholders might incur a loss.

  Book-Entry Registration. Each class of the Notes of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the Noteholders of such series or their nominees. Because of this, unless and until Definitive Notes for such series are issued, such Noteholders will not be recognized by the applicable Indenture Trustee as "Noteholders" (as that term is used in the related Indenture). Hence, until such time, Noteholders of such series will only be able to exercise the rights of Noteholders indirectly through DTC, Cedelbank or The Euroclear System (the "Euroclear Operator" and "Euroclear") and their participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "Definitive Notes". Unless otherwise provided in the relevant prospectus supplement, the Certificates will be issued in fully registered, certificated form to the holders of Certificates or their nominees.

                                  THE TRUSTS

  With respect to each series of Securities, other than those issued by DRC, the Seller will establish a separate Trust pursuant to the related Trust Agreement for the transactions described herein and in the related Prospectus Supplement. After its formation, each Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables purchased pursuant to the related Sale and Servicing Agreement and the other assets of such Trust and proceeds therefrom, (ii) issuing the Notes of the related series, (iii) making payments on such Notes, (iv) issuing and making payments on the Certificates representing beneficial equity interests in such Trust and
(v) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  Upon the issuance of the Notes and the Certificates of a given series, the related Trust will use the proceeds from such issuance to purchase Receivables from the Seller pursuant to the related Sale and Servicing Agreement. The Servicer will initially service the Receivables pursuant to the applicable Sale and Servicing Agreement, and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the related Receivables by each Owner Trustee, but will not stamp such Receivables to reflect the sale and assignment of such Receivables to the related Trust, nor amend the financing statements filed to perfect the security interest in the Financed Equipment or the related certificates of title, if applicable, of the Financed Equipment. In the absence of amendments to the certificates of title, a Trust may not have perfected security interests in such Financed Equipment securing such Receivables originated in some states. See "Certain Legal Aspects of the Receivables".

  If the protection provided to the investment of the Noteholders of a given series by the subordination of the Certificates of such series and by the availability of the funds in the Reserve Account, if any, or any other credit enhancement for such series or the protection provided to Certificateholders of such series by such Reserve Account or other credit enhancement is insufficient, the related Trust must rely solely on the payments from the Obligors on the related Receivables, and the proceeds from the repossession and sale of Financed Equipment which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first perfected security interests in some of the Financed Equipment, may affect such Trust's ability to realize on the collateral securing such Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements-- Distributions" and "Description of the Transfer and Servicing Agreements-- Reserve Account" and "Certain Legal Aspects of the Receivables".

  The principal offices of each Trust and the related Owner Trustee will be specified in the related Prospectus Supplement.

The Owner Trustee

  The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. An Owner Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Owner Trustee set forth in the related Trust Agreement and the related Sale and Servicing Agreement.

                              THE TRUST PROPERTY

  The property of each Trust will include (i) a pool of Receivables, (ii) all monies (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Sale and Servicing Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests in the Financed Equipment relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage, credit life and disability insurance policies, if any, covering such Financed Equipment or the related Obligors, as the case may be,
(vi) the proceeds of any repossessed Financed Equipment related to such pool of Receivables, (vii) the rights of the Seller under the related Purchase Agreement and (viii) interest earned on short-term investments made by such Trust. The Receivables will be either originated by the Dealers and purchased by the Sales Companies pursuant to agreements with the Dealers ("Dealer Agreements") or originated by the Sales Companies in connection with retail sales by the Dealers, in each case for subsequent sale to JDCC. The "Sales Companies" include Deere and John Deere Construction Equipment Company. Each pool of Receivables will continue to be serviced by the Servicer and evidence direct or indirect financing made available by JDCC to the Obligors. On or before the applicable Closing Date in respect of a Trust, JDCC will sell the Receivables to the Seller for sale to such Trust. Unless otherwise specified in the related Prospectus Supplement, the related Reserve Account, if any, shall be maintained with the applicable Indenture Trustee for the benefit of the Noteholders and the Certificateholders of the related series.

  If so specified in the Related Prospectus Supplement, the Seller will have the right (subject to certain limitations) to designate from time to time additional Receivables to be included in the related pool of Receivables.

                             THE RECEIVABLES POOL

  Each pool of Receivables will consist of Receivables purchased by the Servicer from the Sales Companies which either originated such Receivables in the ordinary course of business in connection with retail sales by the Dealers or, in limited instances, acquired such Receivables from the Dealers in the ordinary course of business. The Servicer purchases contracts in accordance with its credit standards which are based upon the buyer's ability to repay the obligation, credit history and the down payment on the Financed Equipment.

  The Receivables will be selected from JDCC's portfolio by several criteria, including, as of the applicable Cut-off Date in respect of a pool of Receivables, the following (unless otherwise provided in the related Prospectus Supplement): except as described under "Certain Legal Aspects of the Receivables", each Receivable was originated in the United States, has an Obligor which is a United States person, is secured by a perfected first priority security interest in the related Financed Equipment, provides for scheduled payments which fully amortize the amount financed (assuming, in the case of variable rate receivables, that the variable rate calculated at the time of origination remains in effect without change throughout the term of such Receivable), has an outstanding principal balance of at least $500, is not more than 89 days past due as of the applicable Cut-off Date and satisfies any other criteria set forth in the related Prospectus Supplement. As of the applicable Cut-off Date, no Obligor on any Receivable will be noted in the related records of the Servicer or the Sub-Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by JDCC or the Seller to be adverse to the Securityholders of any series will be used in selecting the related Receivables.

  Information with respect to each pool of Receivables will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by equipment type, payment frequency and current principal balance as of the applicable Cut-off Date.

Delinquencies, Repossessions, and Net Losses

  Certain information concerning JDCC's experience in the United States pertaining to delinquencies and repossessions on JDCC's retail agricultural and construction equipment receivables will be set forth in each Prospectus Supplement. Delinquencies, repossessions and net losses on agricultural and construction equipment receivables are affected by economic conditions generally. In addition, delinquencies, repossessions and net losses on agricultural equipment receivables may be affected by commodity market prices, weather conditions such as flood, drought and early frost, and the level of farmers' income, while delinquencies, repossessions and net losses on construction equipment receivables may be affected by the level of housing starts and non-residential construction. Generally, when an account becomes 120 days delinquent, accrual of finance income is suspended, the collateral is repossessed or the account is designated for litigation. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to prior experience or to such information.

Maturity and Prepayment Considerations

  All the Receivables will be prepayable at any time. Each prepayment will shorten the weighted average life of the Receivables and the weighted average life of the related Securities. (For this purpose the term "prepayments" includes voluntary prepayments, liquidations due to default, as well as receipts of proceeds from insurance policies.) The rate of prepayments on the Receivables may be influenced by a variety of economic, financial, climatic and other factors. In addition, under certain circumstances, JDCC will be obligated to repurchase Receivables pursuant to the applicable Purchase Agreement, and the Seller will be obligated to repurchase Receivables pursuant to the applicable Sale and Servicing Agreement, as a result of breaches of representations and warranties. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the related Securityholders. See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables from a particular Trust.

  The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities.

                     POOL FACTORS AND TRADING INFORMATION

  The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates as of the applicable Payment Date, as a fraction of the initial Certificate Balance of such class. Each Note Pool Factor and Certificate Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of
(i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the applicable Certificate Pool Factor.

  Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, pursuant to the applicable Indenture, the related Noteholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Note Pool Factor and various other items of information. Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, the related Certificateholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the related Pool Balance, each Certificate Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-- Reports to Securityholders".

                                USE OF PROCEEDS

  Unless otherwise provided in the related Prospectus Supplement, the proceeds from the sale of the Securities of a given series will be applied by the related Trust to the purchase of the Receivables.

                      THE SELLER, DEERE AND THE SERVICER

John Deere Receivables, Inc.

  The Seller is a wholly-owned subsidiary of JDCC. The Seller was incorporated in the State of Nevada on July 15, 1992. The Seller is organized for the limited purpose of purchasing wholesale and retail receivables from JDCC and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at First Interstate Bank Bldg., 1 East First Street, Reno, Nevada 89501, and its telephone number is
(702) 786-5914.

  The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by JDCC under any Insolvency Law will not result in consolidation of the assets and liabilities of the Seller with those of JDCC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be consolidated with those of JDCC in a proceeding under any Insolvency Law. See "Special Considerations--Certain Legal Aspects".

  In addition, with respect to each Trust, the Owner Trustee, the Indenture Trustee, all Noteholders and all Certificateholders will covenant that they will not at any time institute against the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  JDCC will warrant to the Seller in each Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale of the Receivables to the Seller. In addition, JDCC and the Seller will treat the transactions described herein and in the related Prospectus Supplement as a sale of the Receivables to the Seller and the Seller will take all actions that are required to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if JDCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is recharacterized as a pledge, a tax or government lien on the property of JDCC arising before the transfer of Receivables to the Seller may have priority over the Seller's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of JDCC's bankruptcy estate and would not be available to JDCC's creditors.

Deere Receivables Corporation

  Deere Receivables Corporation ("DRC") is a wholly-owned subsidiary of JDCC. DRC was incorporated in the State of Nevada on March 5, 1996. DRC is organized for the limited purpose of purchasing wholesale and retail receivables from JDCC and transferring such receivables to third parties or holding such receivables and selling securities to the public and any activities incidental to, or necessary or convenient for, the accomplishment of such purposes. DRC is intended to comply with certain requirements for the securitization of debt obligations pursuant to certain provisions of the Internal Revenue Code of 1986, as amended. If an election is made for DRC to issue a particular series of Securities, the tax consequences to holders will be discussed in the applicable Prospectus Supplement. The principal executive offices of DRC are located at 1 East First Street, Suite 600, Reno, Nevada 89501.

Deere & Company

  John Deere's operations are categorized into six business segments:

    John Deere's worldwide agricultural equipment segment manufactures and distributes a full line of farm equipment--including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; materials handling equipment; and integrated precision farming technology.

    John Deere's worldwide construction equipment segment manufactures and distributes a broad range of machines used in construction, earthmoving and forestry--including backhoe loaders; crawler dozers and loaders; four-wheel drive loaders; excavators; scrapers; motor graders; log skidders; and forestry harvesters. This segment also includes the manufacture and distribution of engines and drivetrain components for the original equipment manufacturers (OEM) market.

    John Deere's worldwide commercial and consumer equipment segment manufactures and distributes equipment for commercial and residential uses--including small tractors for lawn, garden, commercial and utility purposes; riding and walk-behind mowers; golf course equipment; snowblowers; handheld products such as chain saws, string trimmers and leaf blowers; skid-steer loaders; utility vehicles; and other outdoor power products.

    The products produced by the equipment segments are marketed primarily through independent retail dealer networks and major retail outlets.

    The credit segment, which mainly operates in the United States and Canada, primarily finances sales and leases by John Deere dealers of new and used equipment and sales by non-Deere dealers of recreational products. In addition, it provides wholesale financing to dealers of the foregoing equipment and finances retail revolving charge accounts.

    The insurance segment issues policies in the United States primarily for: general and specialized lines of commercial property and casualty insurance; group accident and health insurance for employees of participating John Deere dealers; and disability insurance for employees of John Deere.

    The health care segment provides health management programs and related administrative services in the United States to John Deere and commercial clients.

John Deere Capital Corporation

  The principal business of JDCC and its subsidiaries (collectively called the "Company") is providing and administering financing for retail purchases of new and used equipment manufactured by Deere & Company's agricultural, construction and commercial and consumer equipment divisions. The Company purchases retail installment sales and loan contracts ("Retail Notes") from John Deere. John Deere acquires these Retail Notes through independent John Deere retail dealers. The Company also purchases and finances certain agricultural, construction, and lawn and grounds care retail notes unrelated to John Deere. In addition, the Company purchases and finances recreational product retail notes acquired from independent dealers and marine product mortgage service companies (recreational product retail notes). The Company also leases equipment to retail customers, finances and services revolving charge accounts acquired from and offered through merchants or leading farm input providers in the agricultural, construction, lawn and grounds care, and yacht markets, and provides wholesale financing for inventories of recreational vehicles, manufactured housing units, yachts, John Deere engines, and John Deere agricultural and John Deere construction equipment owned by dealers of those products.

  A substantial part of the retail sales and leases of John Deere products is financed by financial institutions outside of the John Deere organization.

  John Deere Credit Company, a wholly-owned finance holding subsidiary of Deere, is the parent of JDCC.

  JDCC's executive offices are located at Suite 600, First Interstate Bank Building, 1 East First Street, Reno, Nevada 89501. Its telephone number is
(702)786-5527.

  Deere & Company and the Servicer are each subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information, see "Available Information".

                           DESCRIPTION OF THE NOTES

General

  In the event that Securities are not issued by a Trust but are instead issued by DRC, the terms of the Securities will be described in the relevant Prospectus Supplement. See "Certain Tax Considerations" With respect to each Trust, one or more classes of Notes will be issued pursuant to the terms of an indenture substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the applicable Notes and the related Indenture.

  Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of

$1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, Cede is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, as the case may be, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "-- Book-Entry Registration" and "--Definitive Notes" below.

Principal and Interest on the Notes

  The timing and priority of payment, seniority, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities-- Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the Servicer's exercising its option to purchase the related Receivables.

  To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

  In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

Revolving Period and Related Matters

  To the extent specified in the related Prospectus Supplement, during the Revolving Period (if any) with respect to the applicable Trust, no payments of principal will be made on the Notes and no distributions of Certificate Balance will be made with respect to the Certificates and no amounts will be set aside for such purpose. During the Wind Down Period (if any) for such Trust and any Early Amortization Period, certain amounts (to the extent specified in the related Prospectus Supplement) will be set aside for payments or principal on the Notes and distributions with respect to the Certificate Balance, and such payments and distributions will be made, to the extent described in the related Prospectus Supplement. If an Early Amortization Period commences during the Wind Down Period, amounts, if any, on deposit in the Note Distribution Account will be paid to the related holders to the extent, and at the times, described in the related Prospectus Supplement.

The Indenture

  Modification of Indenture. With respect to each Trust, with the consent of the holders of a majority of the outstanding Notes of the related series, the applicable Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the related Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the related Noteholders.

  Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture shall
(i) change the due date of any installment of principal of, or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment,
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture, (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the related Trust, the Seller, an affiliate of either of them or any obligor on such Notes, (v) reduce the percentage of the aggregate outstanding amount of such Notes the consent of the holders of which is required to direct the related Trust to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series, (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

  Unless otherwise provided in the related Prospectus Supplement, a Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided, however, that such action will not, in the opinion of counsel satisfactory to such Indenture Trustee, materially and adversely affect the interest of any such Noteholder.

  Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, an "Event of Default" with respect to such Notes is defined in the related Indenture as being: (i) a default for five days or more in the payment of any interest due on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such

Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of such series then outstanding; (iv) any representation or warranty made by such Trust in such Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by such Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes of such series then outstanding or (v) certain events of bankruptcy, insolvency, receivership or liquidation of such Trust. However, the amount of principal required to be distributed to the Noteholders of such series under the related Indenture is generally limited to amounts available therefor in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for such class of Notes.

  If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

  If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, either sell the related Receivables or elect to have the related Trust maintain possession of such Receivables and continue to apply distributions on such Receivables as if there had been no declaration of acceleration. In addition, such Indenture Trustee is prohibited from selling the Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale, or (iii) such Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes.

  Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, such Indenture Trustee shall be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of all such outstanding Notes have made written request of such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  With respect to any Trust, neither the related Indenture Trustee nor the related Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

  Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under such Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to such Trust or to any Noteholder or Certificateholder.

  Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the related Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Internal Revenue Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part or (iv) (x) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (y) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof except as may be created by the terms of such Indenture.

  No Trust may engage in any activity other than as specified herein or in the related Prospectus Supplement.

  No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

  List of Noteholders. With respect to a Trust, three or more holders of the Notes of any series (each of whom has owned a Note of such series for at least six months) may, by written request to the applicable Indenture Trustee, obtain access to the list of all Noteholders of such series maintained by the applicable Indenture Trustee for the purpose of communicating with other Noteholders of such series with respect to their rights under the related Indenture or such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of such Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of such series of record.

  Annual Compliance Statement. Each Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

  Indenture Trustee's Annual Report. If required by law, the Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as the Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to such Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

  Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the applicable Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

  The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Trust will be obligated to appoint a successor trustee for such series. The Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Trust will be obligated to appoint a successor indenture trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for any series of Notes does not become effective until acceptance of the appointment by the successor indenture trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

General

  With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to the terms of a Trust Agreement. The Prospectus Supplement for a series will state whether the Certificates of that series are being offered thereby. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable Certificates and the related Trust Agreement.

  Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be issued in fully registered certificated form. The Certificates will be available for purchase in denominations of $100,000 and integral multiples of $100,000 in excess thereof.

Distributions of Principal and Interest

  The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the Payment Dates specified in the related Prospectus Supplement and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

  In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

  List of Certificateholders. Three or more Certificateholders of a Class of Certificates or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance of a Class of Certificates may, by written request to the applicable Owner Trustee, obtain access to the list of all Certificateholders of such Class for the purpose of communicating with such other Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates.

  Reports to Certificateholders. On each Payment Date, the applicable Owner Trustee will provide to Certificateholders of record of the related series as of the related Record Date the statement described under "Certain Information Regarding the Securities--Reports to Securityholders".

                 CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

  Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest".

Floating Rate Securities

  Each class of Floating Rate Securities will initially bear interest for each applicable Payment Date at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

  The applicable Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on LIBOR, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in such Prospectus Supplement.

  As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Indexed Securities

  To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled

Payment Date for such class (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

  If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as would have been applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall, in the absence of manifest error, be binding on all parties.

  Unless otherwise specified in the applicable Prospectus Supplement, interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement as the "Face Amount" of such Indexed Security. The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

Book-Entry Registration

  Unless otherwise specified in the related Prospectus Supplement, Noteholders of a given series may hold their Notes through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global Notes in respect of a given series. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Participant or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

  The Noteholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes of such series may do so only through Participants and Indirect Participants. In addition, Noteholders of a given series will receive all distributions of principal and interest from the applicable Indenture Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Noteholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Indenture Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Noteholders. It is anticipated that the only "Noteholder" in respect of any series will be Cede, as nominee of DTC. Noteholders of a given series will not be recognized by the applicable Indenture Trustee as Noteholders of such series, as such term is used in the related Indenture, and such Noteholders will be permitted to exercise the rights of Noteholders of such series only indirectly through DTC and its Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes of a given series among Participants on whose behalf it acts with respect to such Notes and to receive and transmit distributions of principal of, and interest on, such Notes. Participants and Indirect Participants with which the Noteholders of a given series have accounts with respect to such Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders of such series. Accordingly, although such Noteholders will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder of a given series to pledge Notes of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

  DTC will advise the Administrator in respect of each Trust that it will take any action permitted to be taken by a Noteholder of the related series under the related Indenture only at the direction of one or more Participants to whose accounts with DTC the Notes of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedelbank is incorporated under the laws of Luxembourg as a bank. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Except as required by law, neither the Administrator in respect of a Trust nor the applicable Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the related Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

  Unless otherwise specified in the related Prospectus Supplement, the Notes will be issued in fully registered, certificated form ("Definitive Notes") to the Noteholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Administrator in respect of the related Trust advises the applicable Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Notes and such Administrator is unable to locate a qualified successor,
(ii) such Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the related Indenture or a Servicer Default under the related Sale and Servicing Agreement, Noteholders representing at least a majority of the outstanding principal amount of such Notes advise the applicable Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Noteholders' best interest.

  Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Indenture Trustee will be required to notify all such Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing such Notes and receipt of instructions for re-registration, the applicable Indenture Trustee will reissue such Notes as Definitive Notes to such Noteholders.

  Distributions of principal of, and interest on, such Notes will thereafter be made by the applicable Indenture Trustee in accordance with the procedures set forth in the related Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date specified for such Notes in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Indenture Trustee. The final payment on any such Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

  Definitive Notes in respect of a given series of Notes will be transferable and exchangeable at the offices of the applicable Indenture Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the applicable Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

  With respect to each series of Securities, on or prior to each Payment Date for such series, either the Servicer or the Sub-Servicer will provide to the related Indenture Trustee a statement (which such Indenture Trustee shall forward to the Noteholders of record) and to the related Owner Trustee a statement (which such Owner Trustee shall forward to the related Certificateholders), in each case setting forth the following information as to such Notes and Certificates with respect to such Payment Date or the related Collection Period:

  (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

  (ii) the amount of the distribution allocable to interest and the Interest Rate or Pass-Through Rate on or with respect to each class of Securities of such series in each case applicable to distributions made on such Payment Date;

  (iii) the Pool Balance, and the Note Value, if applicable, as of the close of business on the last day of the related Collection Period;

  (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under (i) above on such date;

  (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Periods;

  (vi) the amount of the Administration Fee paid with respect to the related Collection Period;

  (vii) the amount of the aggregate Purchase Amounts for Receivables that have been repurchased, if any, for such Collection Period;

  (viii) the amount of the aggregate Realized Losses, if any, for such Collection Period; and

  (ix) the balance of the Reserve Account, if any, on such Payment Date, after giving effect to changes therein on such Payment Date, and the Specified Reserve Account Balance for such Payment Date.

  Each amount set forth pursuant to subclauses (i), (ii), (v) and (vii) with respect to the Notes or the Certificates of any Series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Indenture Trustee will provide to the Noteholders a statement containing the amounts described in (i) and (ii) (other than information relating to the Note Interest Rate and the Pass-Through Rate) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Noteholders' preparation of federal income tax returns. Within the prescribed period of time for tax reporting purposes after the end of each Trust tax year, the Owner Trustee will provide to the Certificateholders a statement containing the amounts described in (i), (ii) (other than information relating to the Note Interest Rate and the Pass-Through Rate), (v) and (vii) above for that tax year and any other information required by applicable tax laws for the purposes of the Certificateholders' preparation of federal income tax returns.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes certain terms of each Sale and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will undertake to service, or cause the Sub-Servicer to service, such Receivables, each Purchase Agreement pursuant to which the Seller will purchase Receivables from JDCC, each Administration Agreement pursuant to which JDCC will undertake certain administrative duties with respect to a Trust and each Trust Agreement pursuant to which a Trust will be created and the Certificates in respect of such Trust will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Transfer and Servicing Agreements.

Sale and Assignment of Receivables

  On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), JDCC will sell and assign to the Seller, without recourse, its entire interest in the related Receivables, including its security interests in the related Financed Equipment, pursuant to a Purchase Agreement. On such Closing Date, the Seller will sell and assign to the applicable Trust, without recourse, its entire interest in such Receivables, including its security interests in the related Financed Equipment, pursuant to a Sale and Servicing Agreement. Each Receivable will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement. The applicable Owner Trustee, on behalf of such Trust, will, concurrently with such sale and assignment, execute, authenticate and deliver the related Notes and the Certificates. Unless otherwise provided in the related Prospectus Supplement, the proceeds received from the sale of the Notes and the Certificates of a given series will be applied to the purchase of the related Receivables from the Seller.

  To the extent specified in the related Prospectus Supplement, JDCC will have the right under the Purchase Agreement (subject to certain limitations) to sell additional Receivables to the Seller. Unless otherwise specified in the related Prospectus Supplement, the addition of any such Receivables to the related pool of Receivables will be subject to the following conditions, among others: (a) each such additional Receivable must satisfy the eligibility criteria set forth in the related Prospectus Supplement; (b) JDCC must represent and warrant that the inclusion of such additional Receivables in the related pool of Receivables will not cause an Early Amortization Event (as defined in the related Prospectus Supplement) to occur; and (c) unless otherwise set forth in the related Prospectus Supplement, each Rating Agency must have provided written confirmation that such addition will not result in a reduction or withdrawal of the rating of any outstanding related Securities. On the applicable purchase date (as specified in the related Prospectus Supplement) for any additional Receivable, all such additional Receivables will be sold by JDCC to the Seller and will be transferred by the Seller to the related Trust.

  In each Purchase Agreement, JDCC will represent and warrant to the Seller, among other things, that (i) the information provided with respect to the related Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Equipment in accordance with JDCC's normal requirements;
(iii) at the applicable Closing Date (or, if so specified in the related Prospectus Supplement, the applicable purchase date), the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims have been asserted or threatened;
(iv) at the applicable Closing Date (or, if so specified in the related Prospectus Supplement, the applicable purchase date), each of the related Receivables is secured by a first perfected security interest in the Financed Equipment in favor of JDCC; and (v) each Receivable, at the time it was originated, complied and, at the applicable Closing Date (or, if so specified in the related Prospectus Supplement, the applicable purchase date), complies in all material respects with applicable federal and state laws. Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any such representation or warranty that materially and adversely affects the interests of a Trust in a Receivable, unless the breach is cured, the Seller will repurchase such Receivable from such Trust, and JDCC will repurchase the Receivable from the Seller, at a price equal to the unpaid principal balance owed by the Obligor plus interest thereon at the respective Receivable Rate to the last day of the month of repurchase (the "Purchase Amount"). The obligation of the Seller to repurchase any Receivable with respect to which any such representation or warranty has been breached is subject to JDCC's repurchase of such Receivable. Unless otherwise specified in the related Prospectus Supplement, the repurchase obligation will constitute the sole remedy available to the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee in respect of such Trust for any such uncured breach.

  To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Seller will, pursuant to each Sale and Servicing Agreement, appoint the Servicer as custodian of the Receivables. JDCC's accounting records and computer systems will reflect the sale and assignment of the related Receivables to the Seller and the sale and assignment by the Seller to the applicable Trust, and UCC financing statements reflecting such sales and assignments will be filed.

Accounts

  With respect to each Trust, the Servicer will establish and maintain with the applicable Indenture Trustee one or more accounts, in the name of such Indenture Trustee on behalf of the related Noteholders and the Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, in which amounts released from the Collection Account and the Reserve Account or other credit enhancement, if any, for distribution to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account").

  Any other accounts to be established with respect to a Trust, including any Reserve Account, will be described in the related Prospectus Supplement.

  For any series of Securities, funds in the Collection Account, the Note Distribution Account, any Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust

Accounts") shall be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Seller or its affiliates or trusts originated by the Seller or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution. However, subject to certain conditions, funds in the Reserve Account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of such Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such Reserve Account a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

  The Trust Accounts and the Certificate Distribution Account will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Owner Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

  With respect to each Trust, the Servicer will also establish and maintain with the applicable Owner Trustee an account, in the name of such Owner Trustee, on behalf of the related Certificateholders, in which amounts released from the related Collection Account and the related Reserve Account for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account").

Servicing Procedures

  The Servicer will make, or cause the Sub-Servicer to make, reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and, in a manner consistent with the related Sale and Servicing Agreement, will continue, or cause the Sub-Servicer to continue, such collection procedures as the Sub-Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Sub-Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation, any extension of the payment schedule beyond the final scheduled maturity date for a Receivable (as described in the related Prospectus Supplement)) will result in the Servicer purchasing such Receivable for the Purchase Amount. The Servicer may sell the Financed Equipment securing the respective Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

Payments on Receivables

  With respect to each Trust, the Sub-Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account; provided, however, that when a Receivable becomes a Liquidated Receivable (as defined below) such Receivable will be reassigned to the Seller and any proceeds after such date (deficiency proceeds) would not be proceeds of Receivables in the Trust. "Liquidated Receivables" means defaulted Receivables in respect of which the Financed Equipment has been sold or otherwise disposed of. Except under certain conditions described in the related Prospectus Supplement, the Sub-Servicer will be required to deposit such amounts into the related Collection Account within two business days of receipt thereof. If certain rating agency conditions are satisfied, the deposit of collections for a fiscal month will be made within two business days prior to the 15th day of the calendar month following such fiscal month (or, if such fiscal month ends in the early part of a calendar month, the 15th day of such calendar month). Pending deposit into the related Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.

Servicing Compensation

  Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent of the Interest Distribution Amount (as defined in the related Prospectus Supplement) and, unless otherwise disclosed in the related Prospectus Supplement, will be paid prior to the distribution of any portion of the Interest Distribution Amount to the related Noteholders or the Certificateholders and prior to payment of the Administration Fee.

  The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Sub-Servicer's normal practices and procedures.

  The Servicing Fee will compensate the Servicer for performing, or causing the Sub-Servicer to perform, the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering, or causing the Sub-Servicer to administer, the Receivables, accounting, or causing the Sub-Servicer to account, for collections and furnishing or causing the Sub-Servicer to furnish, statements to the applicable Owner Trustee and the applicable Indenture Trustee with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

  With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Owner Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

  With respect to each Trust, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

  If the related Prospectus Supplement specifies that there is to be a Revolving Period for a Trust, during such Revolving Period (unless otherwise provided in the related Prospectus Supplement), no amount will be required to be set aside to make principal payments on the Notes and distributions of Certificate Balance on the Certificates. Accordingly, certain amounts (as specified in the related Prospectus Supplement) will be available for reinvestment in additional Receivables to be purchased from the Seller and will be paid to the Seller to the extent so reinvested.

  If the related Prospectus Supplement specifies that there is to be an Early Amortization Period and/or a Wind Down Period for a Trust, during such Early Amortization Period or such Wind Down Period, certain amounts (as specified in the related Prospectus Supplement) will be retained by the Trust and not paid to the Seller to the extent required to be set aside for the purpose of making payments of principal on the related Notes and distributions with respect to the Certificate Balance on the related Certificates, all as more fully set forth in the related Prospectus Supplement. For each Collection Period during an Early Amortization Period or the Wind Down Period for a Trust, certain amounts (as specified in the related Prospectus Supplement) will be applied to make the required deposits into the Note Distribution Account and the Certificate Distribution Account. The relative priorities of such deposits and the amounts required to be so deposited for any Distribution Date will be set forth in the related Prospectus Supplement. During the Wind Down Period for a Trust, the amount to be applied to payments on the Securities will be limited as set forth in the related Prospectus Supplement. In general, during an Early Amortization Period for a Trust, all collections and other available amounts will be available to make payments on the related Securities.

  Payments will be made on the Securities during the Wind Down Period and any Early Amortization Period to the extent, if any, described in the related Prospectus Supplement.

Credit and Cash Flow Enhancement

  The amounts and types of credit enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

  The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

Reserve Account

  If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Seller will establish for a series or class of Securities one or more accounts, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the applicable Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the related Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account may be increased on each Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the Seller.

Net Deposits

  As an administrative convenience, unless the applicable Prospectus Supplement provides otherwise, the Servicer is required to remit collections within two Business Days of their receipt, and the Sub-Servicer will make the deposit of collections and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer or the Sub-Servicer with respect to such Collection Period. The Sub-Servicer, however, will account to the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually.

Early Amortization Events

  The related Prospectus Supplement may set forth various "Early Amortization Events" with respect to a Trust. Upon the occurrence of any such specified event, an Early Amortization Event with respect to such Trust will be deemed to have occurred without any notice or other action on the part of any other party. The Early Amortization Period will commence as of the day on which the Early Amortization Event is deemed to occur. During an Early Amortization Period for such Trust, certain amounts (as specified in the related Prospectus Supplement) will be allocated to principal payments on the related Notes and distributions of the Certificate Balance on the related Certificates and will be paid as set forth in the related Prospectus Supplement. If an Early Amortization Event commences during the Wind Down Period, amounts, if any, on deposit in the Note Distribution Account and the Certificate Distribution Account will be paid to the holders of the Securities on the first Payment Date for such Early Amortization Period as described in the related Prospectus Supplement.

  So long as the related Scheduled Revolving Period Termination Date has not occurred, the Revolving Period may recommence following the occurrence of an Early Amortization Event under certain circumstances as described in the related Prospectus Supplement.

Statements to Indenture Trustees and Trust

  Prior to each Payment Date with respect to each series of Securities, the Servicer will, or will cause the Sub-Servicer to, provide to the applicable Indenture Trustee and the applicable Owner Trustee as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders".

Evidence as to Compliance

  Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and the applicable Indenture Trustee, annually, a statement as to compliance by the Servicer and the Sub-Servicer during the preceding 12 months ended October 31 (or, in the case of the first such certificate, the period from the applicable Closing
Date) with certain standards relating to the servicing of the Receivables.

  Each Sale and Servicing Agreement will also provide for delivery to the related Trust and the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled, or has caused the Sub-Servicer to fulfill, its obligations under such Sale and Servicing Agreement in all material respects throughout the preceding 12 months ended October 31 (or, in the case of the first such certificate, the period from the applicable Closing Date to the following October 31) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Owner Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement.

  Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Owner Trustee.

Certain Matters Regarding the Servicer

  Each Sale and Servicing Agreement will provide that JDCC may not resign from its obligations and duties as Servicer thereunder, except upon determination that JDCC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed JDCC's servicing obligations and duties under such Sale and Servicing Agreement.

  Each Sale and Servicing Agreement will further provide that neither the Servicer nor the Sub-Servicer nor any of their respective directors, officers, employees, or agents shall be under any liability to the related Trust, the related Noteholders or the related Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor the Sub-Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Sale and Servicing Agreement will provide that neither the Servicer nor the Sub-Servicer is under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in each Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Deere, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement.

Servicer Default

  Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver, or to cause the Sub-Servicer to deliver, to the applicable Indenture Trustee for deposit in any of the related Trust Accounts or the related Certificate Distribution Account any required payment or to direct such Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for three Business Days after written notice from such Indenture Trustee or the applicable Owner Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer, the Sub-Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement, which failure materially and adversely affects the rights of the related Noteholders or Certificateholders and which continues unremedied for sixty days after the giving of written notice of such failure
(1) to the Servicer or the Seller, as the case may be, by the applicable Indenture Trustee or the applicable Owner Trustee or (2) to the Servicer or the Seller, as the case may be, and to the applicable Indenture Trustee and the applicable Owner Trustee by holders of the related Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or Certificates; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations (each, an "Insolvency Event").

Rights upon Servicer Default

  Unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the applicable Indenture Trustee or holders of Notes of the related series evidencing not less than 25% in principal amount of such then outstanding Notes may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon a successor servicer appointed by such Indenture Trustee or such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Indenture Trustee or such Noteholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Sale and Servicing Agreement.

Waiver of Past Defaults

  With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default which does not adversely affect the applicable Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a default in making, or causing the Sub-Servicer to make, any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. No such waiver shall impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

Amendment

  Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, materially and adversely affect the interests of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the applicable Trust and the applicable Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes of the related series and the holders of Certificates of such series evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Notes and Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates of such series.

  Each Trust Agreement will provide that the applicable Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller, if applicable) of such Trust and the delivery to such Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

Payment of Notes

  Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the applicable Owner Trustee will succeed to all the rights of the applicable Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

Termination

  With respect to each Trust, the obligations of the Servicer, the Sub-Servicer, the Seller, the applicable Owner Trustee and the applicable Indenture Trustee pursuant to the related Transfer and Servicing Agreements will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Noteholders and Certificateholders of the related series of all amounts required to be paid to them pursuant to such Transfer and Servicing Agreements. Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Trust, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust, as of the end of any Collection Period immediately preceding a Payment Date, if the aggregate principal amount of the related Receivables is less than a specified percentage of the initial Pool Balance in respect of such Trust, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Notes and the Certificates will be redeemed following such purchase.

  If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the applicable Indenture Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Indenture Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

  As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.

Administration Agreement

  JDCC, in its capacity as administrator (the "Administrator"), will enter into an agreement (the "Administration Agreement") with each Trust and the applicable Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement, as compensation for the performance of the Administrator's obligations under the related Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $100 per month, or such other amount as may be set forth in the related Prospectus Supplement (the "Administration Fee").

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Equipment

  The retail installment sale contracts and the loan contracts constitute personal property security agreements and include grants of security interests in the equipment under the applicable UCC. Perfection of security interests in the equipment is generally governed by the laws of the state in which such equipment (or the obligor, if the equipment constitutes mobile goods under the UCC) is located. The UCC generally governs the perfection of such interests. However, under the laws of certain states and under certain circumstances, perfection of security interests in agricultural or construction equipment is generally governed by certificate of title registration laws of the state in which such equipment is located.

  All of such contracts acquired by JDCC name the applicable Sales Company as obligee or assignee and as the secured party. The Sales Companies are instructed to take all actions necessary under the laws of the state in which the financed equipment is located to perfect their security interests in the financed equipment, including the filing of financing statements in the appropriate offices and, where applicable, having a notation of its lien recorded on such equipment's certificate of title. Obligors are not notified of the sale from the Sales Companies to JDCC. Furthermore, because either the Servicer or the Sub-Servicer continues to service the contracts, the Obligors are not notified of the sale from JDCC to the Seller and, in the ordinary course, no action is taken to record the transfer of the security interest from JDCC to the Seller by amendment of the financing statements or, if applicable, the certificates of title for the financed equipment or otherwise. To perfect its interests in the contracts, JDCC takes possession of the contracts.

  With respect to each Trust, pursuant to the related Purchase Agreement, JDCC will sell and assign its interests in the equipment securing the related Receivables to the Seller, and pursuant to the related Sale and Servicing Agreement, the Seller will assign its interests in the equipment securing such Receivables to such Trust. However, because of the administrative burden and expense, none of the Seller, the Servicer, the Sub-Servicer or the applicable Owner Trustee will amend any financing statement or, if applicable, any certificate of title to identify such Trust as the new secured party on the financing statement or, if applicable, the certificate of title relating to the equipment. Also, the Servicer will continue to hold any certificates of title relating to the equipment in its possession as custodian for such Trust pursuant to the related Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". There are certain limited circumstances under the UCC and applicable Federal law in which prior or subsequent transferees of Receivables held by a Trust could have an interest in such Receivables with priority over such Trust's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables (i.e., the chattel paper) in the ordinary course of his or her business may, under certain circumstances, have priority over the interest of such Trust in the Receivables. In addition, while JDCC is the Servicer, cash collections on the Receivables will, under certain circumstances, be commingled with the funds of JDCC and, in the event of the bankruptcy of JDCC, the Trust may not have a perfected interest in such collections.

  In most states, an assignment such as that under each Purchase Agreement and each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien perfected by a financing statement relating to the equipment or, if applicable, noted on an equipment's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. By not identifying a Trust as the secured party on the financing statement or certificate of title, the security interest of such Trust in the equipment could be defeated through fraud or negligence. In the absence of error, fraud or forgery by the equipment owner or the Servicer or the Sub-Servicer or administrative error by state or local agencies, the proper initial filing of the financing statement relating to the equipment or, if applicable, the notation of the relevant Sales Company's lien on the certificates will be sufficient to protect such Trust against the rights of subsequent purchasers of the equipment or subsequent lenders who take a security interest in the equipment securing a Receivable. If there is any equipment as to which the original secured party failed to obtain and assign to JDCC a perfected security interest, the security interest of JDCC would be subordinated to, among others, subsequent purchasers of the equipment and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of the Servicer under the related Purchase Agreement and would create an obligation of the Servicer to repurchase the related Receivables unless the breach is cured. The Seller will assign its rights pursuant to the related Purchase Agreement to the related Trust. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

  Under the laws of most states, the perfected security interest in personal property would continue for four months after such property is moved to a state other than the state in which a financing statement was filed initially to perfect the security interest in such property, or, if applicable, in which such property is initially registered. In the ordinary course of servicing receivables, the Sub-Servicer takes steps to effect re-perfection upon receipt of information from an obligor as to the relocation of any movable property.

  In states where equipment is subject to certificate of title and registration laws, to re-register the equipment the secured party which has its lien noted on the equipment's certificate of title must either surrender the certificate of title, or, in states where the secured party does not physically hold the certificate of title, agree in writing to allow the re-registration. The secured party would therefore have the opportunity to re-perfect its security interest in the equipment being relocated or re-registered.

  Under each Sale and Servicing Agreement, the Servicer is obligated to take, or to cause the Sub-Servicer to take, appropriate steps, at its own expense, to maintain perfection of security interests in the equipment and is obligated to repurchase the related Receivable if it fails to do so.

  Under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in such goods. Under each Sale and Servicing Agreement, the Servicer will represent to the related Trust that, as of the date the related Receivables are sold to such Trust, each security interest in Financed Equipment is prior to all other present liens upon and security interests in such Financed Equipment. However, liens for repairs or taxes could arise at any time during the term of a Receivable. No notice will be given to the Owner Trustee, the Indenture Trustee, Noteholders or Certificateholders in respect of a given Trust in the event such a lien arises.

Repossession

  In the event of default by obligors, the holder of the retail installment sale or loan contract has all the remedies of a secured party under the UCC, except where specifically limited (such as in Louisiana) by other state laws. Among the UCC remedies, the secured party generally has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Sub-Servicer in most cases and is accomplished simply by retaking possession of the financed equipment. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

  The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

  The proceeds of resale of the equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

  Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the equipment or if no such lien holder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the obligor.

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

  JDCC will warrant under each Purchase Agreement that each Receivable complies with all requirements of applicable law in all material respects. Accordingly, if an Obligor has a claim against the related Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of JDCC under such Purchase Agreement and would create an obligation of JDCC to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

Other

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing the equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                          CERTAIN TAX CONSIDERATIONS

  Unless otherwise specified in the related Prospectus Supplement, the Prospectus Supplement for each series of Notes and for each series of Certificates will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Notes and Certificates. Information will also be provided with respect to the tax laws of the State of Iowa in the related Prospectus Supplement because the servicing and collecting of the Receivables will take place in Iowa.

  Legislation has been passed and enacted as part of the Seven Year Balanced Budget Reconciliation Act of 1995 which creates a new type of statutory tax entity called a financial asset securitization investment trust (a "FASIT") that is designed to facilitate the securitization of debt obligations. Broadly speaking, a FASIT will not be taxable under the legislation and instruments issued thereby will be treated as debt. A Trust for a particular series of Securities may elect to be treated as a FASIT or similar entity. Alternatively, DRC could issue a particular series of Notes and elect to be treated as a FASIT or similar entity. If such an election is made by any Issuer, the tax consequences to holders will be discussed in the applicable Prospectus Supplement.

                             ERISA CONSIDERATIONS

  The Prospectus Supplement for each series of Notes will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Notes by employee benefit plans and the Prospectus Supplement for each series of Certificates will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Certificates by employee benefit plans and individual retirement accounts.

                             PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series relating to a Trust and, if applicable, an underwriting agreement with respect to the Certificates of a given series, the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and, if applicable, Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement. On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series relating to DRC (collectively, with the underwriting agreements referred to in the preceding clause, the "Underwriting Agreements") DRC will agree to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase the principal amount of each class of Notes of the related series set forth therein and in the related Prospectus Supplement. In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

  Each Underwriting Agreement will provide that the Seller, the Issuer and JDCC, as the case may be, will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several Underwriters may be required to make in respect thereof.

  Each Indenture Trustee (on behalf of the related Issuer) may, from time to time, invest the funds in the related Trust Accounts in Eligible Investments acquired from the underwriters.

  Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other such classes subject to either thereof. The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL OPINIONS

  Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller, the Issuer and the Servicer, as the case may be, by Shearman & Sterling, New York, New York, and by Richards, Layton & Finger, Wilmington, Delaware, and for any underwriters by Brown & Wood LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the related Trust by Shearman & Sterling, and certain Iowa state income tax and other matters will be passed upon for the related Trust by Lane & Waterman, Davenport, Iowa.

                                INDEX OF TERMS

  Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Administration Agreement..................................................    39
Administration Fee........................................................    39
Administrator.............................................................    39
Base Rate.................................................................    25
Cede......................................................................    14
Cedelbank Participants....................................................    28
Certificate Balance.......................................................     5
Certificate Distribution Account..........................................    32
Certificate Pool Factor...................................................    17
Certificateholders........................................................     5
Certificates..............................................................     1
Closing Date..............................................................    30
Collection Account........................................................ 8, 31
Collection Period......................................................... 8, 33
Commission................................................................     2
Commodity Indexed Securities..............................................    26
Company...................................................................    19
Cooperative...............................................................    28
Currency Indexed Securities...............................................    26
Cut-off Date..............................................................     6
Dealer Agreements.........................................................    15
Dealers...................................................................     6
Deere.....................................................................     7
Deere Credit Services.....................................................     4
Definitive Certificates...................................................     5
Definitive Notes..........................................................    29
Depositaries..............................................................    26
Depository................................................................    19
DRC....................................................................... 1, 18
DTC.......................................................................    14
Early Amortization Event..................................................     9
Early Amortization Period.................................................     9
Eligible Deposit Account..................................................    32
Eligible Institution......................................................    32
Eligible Investments......................................................    32
ERISA.....................................................................    11
Euroclear.................................................................    14
Euroclear Operator........................................................    14
Euroclear Participants....................................................    28
Exchange Act..............................................................     2
FASIT.....................................................................    42
Financed Equipment........................................................     6
Fixed Rate Securities.....................................................    25
Floating Rate Securities..................................................    25
Indenture.................................................................     4
Indenture Trustee.........................................................     1
Index.....................................................................    26

Indexed Commodity........................................................     26
Indexed Currency.........................................................     26
Indexed Principal Amount.................................................     26
Indexed Securities.......................................................     25
Indirect Participants....................................................     27
Insolvency Event.........................................................     37
Insolvency Laws..........................................................     12
Interest Rate............................................................      4
Investment Earnings......................................................     32
Issuer...................................................................   1, 4
JDCC.....................................................................      4
John Deere...............................................................      7
Liquidated Receivables...................................................     33
Mechanics' Liens.........................................................     10
Note Distribution Account................................................     31
Note Pool Factor.........................................................     17
Noteholders..............................................................      4
Notes....................................................................      1
Obligors.................................................................      7
Owner Trustee............................................................      1
Participants.............................................................     20
Pass-Through Rate........................................................      5
Payment Date.............................................................     20
Pool Balance.............................................................     17
Prepayments.............................................................. 13, 16
Prospectus Supplement....................................................      1
Purchase Agreement.......................................................      6
Purchase Amount..........................................................     31
Receivables..............................................................      1
Registration Statement...................................................      2
Related Documents........................................................     23
Reserve Account..........................................................     35
Reserve Account Initial Deposit..........................................      7
Retail Notes.............................................................     19
Revolving Period.........................................................      9
Rules....................................................................     27
Sale and Servicing Agreement.............................................      6
Sales Companies..........................................................     15
Securities...............................................................      1
Securities Act...........................................................      2
Securityholders..........................................................      5
Seller...................................................................   1, 4
Servicer.................................................................      4
Servicer Default.........................................................     36
Servicing Fee Rate.......................................................     33
Spread...................................................................     25
Spread Multiplier........................................................     25
Stock Index..............................................................     26
Stock Indexed Securities.................................................     26
Strip Certificates.......................................................      6
Strip Notes..............................................................      5
Sub-Servicer.............................................................      4

Terms and Conditions......................................................    28
Transfer and Servicing Agreements.........................................    30
Trust.....................................................................  1, 4
Trust Accounts............................................................ 31-32
Trust Agreement...........................................................     4
UCC.......................................................................    13
Underwriting Agreements...................................................    42
Wind Down Period..........................................................     9